Exhibit 10.5

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

UBC SUBLICENCE AGREEMENT

BY AND BETWEEN

HANA PHARMACEUTICALS CORPORATION

AND

INEX PHARMACEUTICALS CORPORATION

SUBLICENCE AGREEMENT

Table of Contents

Article 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Other Definitions	13

Article 2 PROPERTY RIGHTS IN AND TO THE TECHNOLOGY		13
2.1	University’s Intellectual Property Rights	13

Article 3 GRANT OF SUBLICENCE TO HANA		14
3.1	Sublicense Grant To Hana	14
3.2	License Grant to INEX	14
3.3	Compliance with UBC License	14
3.4	Payment of Taxes	14

Article 4 SUBLICENSING BY HANA		15
4.1	UBC Consent	15
4.2	Sublicenses to Affiliates	15
4.3	Furnish Sublicense Post Execution	15
4.4	Covenants by Hana’s Sublicensee	15
4.5	Covenants by Hana	16
4.6	Covenants by Hana’s Sublicensee	17
4.7	Confirmation from the University	17

Article 5 ROYALTIES AND CONSIDERATION		17
5.1	Assumption of Royalty Obligations	17
5.2	Royalty Due UBC	18
5.3	Rates Established by UBC License	18
5.4	One Royalty Per Product Payable to UBC	18
5.5	Payment of Royalty Due UBC	19
5.6	Interest Due to University	20
5.7	Sublicensing and Royalty Payments to INEX	21

Article 6 PATENTS		31
6.1	IP Committee	31
6.2	Responsibility for Patent Prosecution and Maintenance	31
6.3	Identification of Additional Process or Use	32
6.4	Issuance of Patent	33
6.5	Improvements	33
6.6	Consultation and Reporting	33
6.7	Reports	34
6.8	Abandonment, Withdrawal or Discontinuance	34
6.9	Costs of Patent Application, Prosecution and Maintenance	36
6.10	Late Payments	37
6.11	Co-operation	37
6.12	Injunctive Relief	37

Article 7 DISCLAIMERS, REPRESENTATIONS AND WARRANTIES		37
7.1	Disclaimer	37
7.2	International Sale of Goods Act Not Applicable	38
7.3	No Implied Warranties	38
7.4	Limited Warranty	38
7.5	Conduct of Infringement Proceedings	38
7.6	Breach of Confidence Proceedings	40
7.7	Defense of Infringement Proceedings	40
7.8	Co-operation with Other Licensees	42
7.9	Hana Representations and Warranties	42
7.10	INEX Representations and Warranties	43

Article 8 INDEMNITY AND LIMITATION OF LIABILITY		44
8.1	Rights of the University	44
8.2	Indemnification by INEX	45
8.3	Indemnification by Hana	45
8.4	Notice of Claims	46
8.5	Consequential Losses	46
8.6	Action Between the Parties	47

Article 9 PUBLICATION AND CONFIDENTIALITY		47
9.1	Treatment of Confidential Information	47
9.2	Publications	47
9.3	Objections to Publication	48
9.4	Permitted Disclosures	48
9.5	Liability for Representatives	49
9.6	No Limitation on Regulatory Compliance	49
9.7	Return of Confidential Information	50

Article 10 PRODUCTION AND MARKETING		50
10.1	No Use of Names and Trademarks	50
10.2	Labeling and Patent Marking	50
10.3	Development and Commercialization Efforts	50
10.4	Consequence of No Sales	52
10.5	Reports on Commercialization	52
10.6	Development Plans	53
10.7	Reports on Development	53
10.8	Regulatory Compliance	53

Article 11 ACCOUNTING RECORDS		54
11.1	Documentation	54
11.2	Reporting	54
11.3	Method of Calculation	54
11.4	Record Retention	54
11.5	Confidential Treatment	55

Article 12 INSURANCE		55
12.1	Insurance	55

Article 13 ASSIGNMENT		56
13.1	Assignment	56

Article 14 GOVERNING LAW AND ARBITRATION		57
14.1	Governing Law	57
14.2	Jurisdiction	57
14.3	Arbitration	57

Article 15 NOTICES		58
15.1	Notices	58

Article 16 TERM		59
16.1	Term	59

Article 17 TERMINATION		59
17.1	Termination for Bankruptcy	59
17.2	Termination by INEX	61
17.3	Termination for Invalidity Challenge	62
17.4	Termination for Material Breach	62
17.5	No Limitation on Remedies	62
17.6	Consequence of Termination	62
17.7	Return of Confidential Information	65

Article 18 MISCELLANEOUS COVENANTS REQUIRED BY UNIVERSITY		65
18.1	Miscellaneous Covenants of Hana	65

Article 19 PRODUCT SAFETY AND REGULATORY COMPLIANCE		66
19.1	Regulatory Responsibilities	66
19.2	Pharmacovigilance	66
19.3	Recalls and Product Withdrawals	67

Article 20 GENERAL PROVISIONS		67
20.1	UBC Requirement	67
20.2	Amendments	67
20.3	Counterparts; Facsimile	68
20.4	Enurement	68
20.5	Exhibits / Schedules	68
20.6	Force Majeure	68
20.7	Further Assurances	68
20.8	Headings	68
20.9	Incorporation by Reference	68
20.10	Independent Legal Advice	68
20.11	Non-Use of Names	69
20.12	No Implied Rights	69
20.13	No Solicitation or Hiring of Employees	69
20.14	No Waiver	69
20.15	Publicity	69
20.16	Relationship of Parties	69
20.17	Rights and Remedies	70
20.18	Severability	70
20.19	Survival	71
20.20	Wording	71
20.21	Supremacy	71

SUBLICENCE AGREEMENT

THIS AGREEMENT is dated effective May 6, 2006.

BETWEEN:

INEX PHARMACEUTICALS CORPORATION, a company duly incorporated under the laws of British Columbia having an office at #200 - 8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8

(“INEX")

AND:

HANA BIOSCIENCES, INC., a company duly incorporated under the laws of Delaware having an office at 400 Oyster Point Boulevard, Suite 215, South San Francisco, CA 94080, U.S.A.

("Hana")
WHEREAS:

A.
Pursuant to a License Agreement between INEX and the University of British Columbia (the “University”) dated effective July 1, 1998, the University has exclusively licensed to INEX, certain patents and technology invented, developed and/or acquired by the University relating to liposomal drug delivery technologies.

B.
Pursuant to an Asset Purchase Agreement between INEX and Hana dated May 6, 2006 (the “Asset Purchase Agreement”), INEX wishes to sublicense to Hana, certain of the patents and technology licensed by the University to INEX relating to ionophore loading and sphingosome preparation, including methods and apparatus, for use solely within the Hana Field (as hereinafter defined).

C.
INEX and Hana desire to set out in this Agreement the terms and conditions which will govern the Parties’ respective rights and obligations in respect of the sublicensed patents and technology relating to ionophore loading and sphingosome preparation, including methods and apparatus.

NOW THEREFORE, in consideration of the covenants, rights and obligations contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1   DEFINITIONS

1.1  Definitions

As used in this Agreement, the following words and phrases shall have the following meanings unless the context dictates otherwise:

(a)	“Abandoning Party” shall have the meaning set forth in Section 6.8.

(b)	“Accounting” means an accounting statement setting out in detail how the amount of Revenue Due UBC and Sublicensing Revenue Due UBC received by Hana and its Sublicensees is determined.

(c)
“Affiliate” or “Affiliated Company” or “Affiliated Companies” means with respect to any specified person, any other person that directly controls, is controlled by, or is under common control with, such specified person. For the purposes of this Section, “control” shall mean:

(i)	in the case of corporate entities, the direct or indirect ownership of at least 50% of the stock or participating shares entitled to vote in the general meeting of shareholders, and

(ii)	in the case of a partnership or other legal entity, ownership of at least 50% interest in the income or at least a 50% interest in the power to direct the management or policies of such entity.

For the purposes of this Agreement, the Parties agree that Hana and INEX are not Affiliated Companies.

(d)	“Agreement” means this Sublicense Agreement and all Schedules attached hereto.

(e)	“Annual Maintenance Fee” shall have the meaning set forth in Section 5.5(k).

(f)
“Applicable Laws” means all applicable federal, provincial, state and local laws, ordinances, rules and regulations of any kind whatsoever in the Territory, including, without limitation, pharmaceutical and environmental rules and regulations, including cGMP Requirements, GCP Requirements, GLP Requirements and the General Biological Products Standards of the FDA, and the Federal Food, Drug and Cosmetic Act, as amended, or any successor act thereto (“FDCA”).

(g)	“Business Day” means any day other than a day which is a Saturday, a Sunday or a statutory holiday in British Columbia or California.

(h)	“Calendar Quarter” means each of the three-month periods ending on March 31, June 30, September 30 or December 31.

(i)
"cGMP Requirements" means the current Good Manufacturing Practices standards required by the FDA (as set forth in the FDCA), the Therapeutic Products Directorate Organization of Health Canada ("TPD"), and the European Medicines Evaluation Agency ("EMEA") and any other jurisdiction as mutually agreed between the Parties together with their applicable regulations, policies or guidelines which are in effect for the manufacture and testing of pharmaceutical materials, active ingredients, or excipients for use in Phase I, Phase II, and Phase III clinical trials, as applicable.

(j)
“Clinical Activity” and “Clinical Activities” mean any one or more of the activities associated with drug testing in humans, including trial design and execution, payment of investigators’, institutional, and contractors’ fees, drug distribution and accountability, analytical testing, data management, statistical analysis, adverse event reporting, and scientific publication, performed in pursuit of the Development and Commercialization of Product.

(k)	“Clinical Trial Material” means labeled and packaged Sphingosomal Vinorelbine and/or Sphingosomal Topotecan, and any component(s) thereof, used or to be used, in clinical trials.

(l)
“Closing Payment” means an aggregate of One Million Five Hundred Thousand Dollars ($1,500,000 USD) in funds held in escrow to be paid by Hana to INEX pursuant to the terms and conditions of the Transaction Agreement.

(m)
“Closing Shares” means the number of shares of Common Stock determined by dividing Ten Million Dollars ($10,000,000 USD) by the FMV of the Common Stock as of March 16, 2006 to be paid by Hana to INEX pursuant to the terms and conditions of the Transaction Agreement.

(n)
“Commercialize” and “Commercialization” mean the activities customarily associated with sales of pharmaceutical products including without limitation, DDMAC Activities, price and reimbursement negotiations, pre-launch and launch activities, marketing, sales, distribution, post-approval Clinical Activities, the development, prosecution, registration and maintenance of trademarks, trade names and domain names, and Pharmacovigilance in each country in the Territory.

(o)
“Commercially Reasonable Efforts” means those efforts and resources that Hana would use were it developing, promoting and detailing its own pharmaceutical products which are of similar market potential as the Products, taking into account product labeling, market potential, past performance, economic return, the regulatory environment and competitive market conditions in the therapeutic area, all as measured by the facts and circumstances at the time such efforts are due.

(p)	“Common Stock” means the common stock of Hana, par value $0.001 USD per share.

(q)	“Confidential Information” means all information, knowledge or data:

(i)
of an intellectual, technical, scientific or industrial nature, patentable or otherwise, in which a Party has a proprietary or ownership interest, including, without limitation, technical data, drawings, photographs, scans, specifications, standards, analytical methods, techniques, manuals, reports, formulas, compilations, processes, information, lists, trade secrets, computer software, programs, devices, equipment, concepts, inventions, designs, and know-how (including the Technology);

(ii)
pertaining to the business and affairs of a Party, including, without limitation, financial information, marketing, manufacturing and commercial strategies, patent positioning, business plans, strategies and developments, including any negative developments; or

(iii)
provided or disclosed to a Party by Third Parties subject to restrictions on use or disclosure, whether oral or written, furnished by the disclosing Party to the receiving Party or any of its Representatives, whether furnished or prepared before or after the Effective Date of this Agreement, and includes all analyses, compilations, data, studies, reports or other documents based upon or including any of such information, data or knowledge and, in all cases, all copies and tangible embodiments thereof, in whatever form or medium;

provided that Confidential Information shall not include such information which:

(iv)	can be demonstrated by the receiving Party by written record to have been known or otherwise available to the receiving Party prior to the disclosure by the disclosing Party;

(v)	can be demonstrated by the receiving Party by written record to have been in the public domain at the time of disclosure;

(vi)
after disclosure, can be demonstrated by the receiving Party by written record to have subsequently become part of the public domain other than as a consequence of a breach of this Confidential Disclosure Agreement by the receiving Party or its Representatives;

(vii)
after disclosure, can be demonstrated by the receiving Party by written record to have been subsequently provided to the receiving Party by a Third Party, but only to the extent the receiving Party can demonstrate that such disclosure does not violate any obligations of the Third Party to the disclosing Party; or

(viii)
the receiving Party can demonstrate by written records results from research and development activity conducted by the receiving Party or any of its Affiliates independently and in advance of disclosure by the other Party thereof..

Specific disclosures shall not be deemed to be within the above exceptions merely because they are embraced by general disclosures within the above exceptions, and any combination of features shall not be deemed within the above exceptions merely because individual features are within the above exceptions.

(r)
“Damages” means any losses, liabilities, obligations, damages, penalties, fines, claims, demands, actions, suits, costs and expenses of any nature whatsoever, excluding indirect, special or consequential damages, but including, without limitation, legal fees, charges and disbursements, and the indirect, special or consequential damages of Third Parties for which a Party, Hana Indemnitees or INEX Indemnitees, as the case may be, is responsible.

(s)	“Date of Commencement” or “Commencement Date” means the date this Agreement will be deemed to have come into force, which will beMay 6, 2006.

(t)
“DDMAC Activities” mean all activities performed in accordance with the requirements of the Division of Drug Marketing, Advertising and Communications, Center for Drug Evaluation and Research of the FDA, and the Office of the Inspector General of the Department of Health and Human Services of the United States.

(u)
“Definitive Agreements” mean the Asset Purchase Agreement, Elan Assignment and Novation Agreement, License Agreement, Service Agreement, UBC Sublicense Agreement, Transaction Agreement, and Registration Rights Agreement.

(v)	“Designated EU States” means any one of Germany, the United Kingdom, Italy, France or Spain.

(w)	“Develop” and “Development” means:

(i)	all activities set forth in the Development Plan; and

(ii)
all activities necessary to obtain and maintain Regulatory Approvals in each country in the Territory, including Clinical Activities, Regulatory Activities, Technical Transfer and Manufacturing activities

(x)
“Development Plan” means the development plan for seeking Regulatory Approvals for each Product in the Territory during the initial twelve (12) months following the Effective Date, together with a corresponding budget accounting for the anticipated costs to be expended or incurred by Hana in conducting the Development.

(y)	“Discloser” means a Party to this Agreement providing its Confidential Information to the other Party as Recipient.

(z)	“Discontinued Patent” shall have the meaning set forth in Section 6.8(c).

(aa)	“$ USD” and “US Dollars” shall mean the lawful money of the United States of America, to be used for payments due to INEX.

(bb)	“$ CDN” and “Canadian Dollars” shall mean the lawful money of Canada to be used for payments due to the University.

(cc)	“Effective Date of Termination” means the date on which this Agreement is terminated pursuant to Article 17.

(dd)	“Excess Amount” shall have the meaning set forth in Section 7.5(g).

(ee)
“Fair Market Value” for the purposes of Sections 1.1(fff) and 1.1(kkkk), means the highest price, expressed in dollars, that an asset (whether tangible or intangible) would bring in an open and unrestricted market, between a willing buyer and a willing seller who are both knowledgeable, informed, and prudent, and who are acting independently of each other.

(ff)	“FDA” means the Food and Drug Administration of the United States of America.

(gg)
“FTE Rate” means the fully burdened rate established by INEX for the services of an INEX employee or consultant providing IP Services which for the first year of this Agreement, is $[***] USD based on 1,800 employee hours per year, or pro-rata portion thereof; provided however, that on each anniversary of the Effective Date, the FTE Rate shall be adjusted by a percentage equal to the net change in the Consumer Price Index (All Items) for the province of British Columbia for the twelve (12) month period ending with December of the calendar year immediately preceding such anniversary date.

(hh)
“FMV” means the quotient resulting from dividing (A) the sum of the value of all trades for each of the twenty (20) trading days immediately preceding the FMV reference date, by (B) the aggregate volume of all trades of shares of Common Stock during such twenty trading day period, in each case as reported in the principal exchange or stock market on which the Common Stock is then listed.

(ii)
“GCP Requirements” or “Good Clinical Practices” means the then current standards for clinical trials for pharmaceuticals as required by the FDA, the TPD and the equivalent Regulatory Authority elsewhere in the Territory, and as applicable, the policies and guidelines of the International Conference on Harmonization in effect for the clinical testing of pharmaceutical materials.

(jj)
“GLP Requirements” or “Good Laboratory Practices” means the current Good Laboratory Practices standards required by the FDA, the TPD and the equivalent Regulatory Authority elsewhere in the Territory in effect for the testing of pharmaceutical materials as applied to raw materials and finished products.

(kk)	“Hana Field” means all uses of the Product.

(ll)	“Hana Indemnitees” shall have the meaning set forth in Section 8.2

(mm)	“Hana Intellectual Property” means:

(i)
all Intellectual Property Rights, patents and patent applications (whether complete or incomplete or whether filed or unfiled) including registrations, in any jurisdiction world-wide, as well as any patents and patent applications assigned to or licensed by Hana from INEX and Third Parties during the Term of this Agreement; and

(ii)	All Confidential Information owned or controlled by Hana at any time during the Term of this Agreement.

(nn)	“Human Clinical Trials” shall have the meaning set forth in Section 12.1(a).

(oo)	“Improvements” shall have the meaning set forth in Section 6.5.

(pp)	“IND” means an Investigational New Drug application in accordance with the rules and regulations of the FDA.

(qq)	“Indemnitee” shall have the meaning set forth in Section 8.4.

(rr)	“Indemnitor” shall have the meaning set forth in Section 8.4.

(ss)	“INEX Indemnitees” shall have the meaning set forth in Section 8.3.

(tt)
“Information” means any and all Technology, the terms and conditions of this Agreement, and any and all oral, written, electronic or other communications and other information disclosed or provided by the Parties including any and all analyses or conclusions drawn or derived therefrom regarding this Agreement and information developed or disclosed hereunder, or any Party’s raw materials, processes, formulations, analytical procedures, methodologies, products, samples and specimens or functions.

(uu)
“Intellectual Property Rights” means all intellectual property rights subject to protection by intellectual property laws in any country of the world, arising under statutory or common law, contract, or otherwise, and whether or not perfected, including without limitation, all (a) patents, reissues of and re-examined patents, and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations-in-part, substitutes and divisions of such applications and all priority rights resulting from such applications; (b) rights associated with works of authorship including without limitation copyrights, moral rights, copyright applications, copyright registrations, synchronization rights, mask work rights, mask work applications, mask work registrations; (c) rights associated with trademarks, service marks, trade names, logos, trade dress, goodwill and the applications for registration and registrations thereof; (d) rights relating to the protection of trade secrets and confidential information; (e) rights analogous to those set forth in this Section and any and all other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

(vv)	“IP Committee” shall have the meaning set forth in Section 6.1.

(ww)	“IP Services” means services that Hana deems reasonably necessary, desirable or helpful to evidence, maintain, protect or enforce Hana’s rights as set forth under the Services Agreement.

(xx)	“License Agreement” shall mean the License Agreement between the Parties dated May 6, 2006.

(yy)	“Litigating Party” shall have the meaning set forth in Section 7.5(e).

(zz)	“Major Markets” means the countries of the United States of America, Germany, the United Kingdom, Italy, France, Spain.

(aaa)
“Manufacture” means all or a portion of the activities of Hana, INEX its Affiliates or their respective Third Party contractors associated with the manufacturing, filling, sampling, testing, handling, labeling, packaging and storage of Material and all work-in-progress. “Manufacturing” and “Manufactured” will have comparable meanings.”

(bbb)
“Material” means all compounds, materials, substances, components or consumables sourced or Manufactured by INEX, Hana or any of their respective Third Party contractors to produce Clinical Trial Material, and Product for commercial sale, but excluding machinery and equipment.

(ccc)	“Maximum Issuance Amount” shall have the meaning set forth in Section 5.7(d).

(ddd)
“Method Transfer” means, in respect of the Services, the transfer by INEX and/or INEX’s Third Party contractors to Hana, Hana’s Third Party contractors and/or INEX’s Third Party contractors, of the methods for the testing of Material pursuant to Method Transfer protocols mutually agreed between the Parties, and shall include without limitation, the performance of Method Transfer qualification.

(eee)	“NDA” means a New Drug Application in accordance with the rules and regulations of the FDA.

(fff)
“Net Sales” means the aggregate US Dollar equivalent of gross revenues invoiced by Hana and its Affiliates and Sublicensees from or on account of the sale of Product to Third Parties, in any given calendar year, less deductions actually allowed or specifically allocated to Product and actually incurred by Hana using US GAAP and reasonable practices with respect to sales of all Product, consistently applied, for the following:

(i)	credits or allowances, if any, actually granted on account of recalls, rejection or return of Product;

(ii)	insurance, freight or other transportation costs incurred in shipping Product to such Third Parties; and

(iii)
excise taxes, sales taxes, value added taxes, consumption taxes, customs and other duties or other taxes or other governmental charges imposed upon and paid or allowed with respect to the production, importation, use or sale of Product (excluding income or franchise taxes of any kind);

(collectively, the “Permitted Deductions”). The foregoing definition is subject to the following:

(iv)
no deductions shall be made for any item of cost incurred by Hana, its Affiliates or Sublicensees in preparing, Manufacturing, shipping or selling Product except as permitted pursuant to Sections 1.1(fff)(i), 1.1(fff)(ii) and 1.1(fff)(iii) inclusive;

(v)
Net Sales shall not include transfer between any of Hana and any of its Affiliates or Sublicensees for resale, but Net Sales shall include the subsequent final sales to Third Parties by such Affiliates or Sublicensees;

(vi)
fair market value shall be assigned to any and all non-cash consideration such as but not limited to any credit, barter, benefit, advantage or concession received by Hana or its Affiliates or Sublicensees in payment for sale of Product;

(vii)	as used in this definition, a “sale” shall have occurred when Product are billed out or invoiced;

(viii)	notwithstanding anything herein to the contrary, the following shall not be considered a sale of Product under this Agreement:

(A)	the transfer of a Product to a Third Party without consideration to Hana in connection with the development or testing of a Product; or

(B)	the transfer of a Product to a Third Party without consideration in connection with the marketing or promotion of the Product (eg. samples).

(ggg)	“Non-Abandoning Party” shall have the meaning set forth in Section 6.8(a).

(hhh)	“Non-Competition Terms” means the Non-Competition Terms contained in the Transaction Agreement between the Parties dated May 6.

(iii)	“Non-litigating Party” shall have the meaning set forth in Section 7.5(e).

(jjj)	“Notice of Abandonment” shall have the meaning set forth in Section 6.8(a).

(kkk)	“Objectionable Material” shall have the meaning set forth in Section 9.3(b).

(lll)	“Party” means Hana or INEX and “Parties” means Hana and INEX.

(mmm)	“Patent(s)” mean all Valid Claims of the following intellectual property:

(i)	the Canadian, United States and foreign patents and/or patent applications listed in Schedule "A";

(ii)	Canadian, United States and foreign patents issued from the applications listed in Schedule "A" and from any and all divisionals and continuations of these applications;

(iii)
claims of Canadian, United States and foreign continuation-in-part applications and of the resulting patents, which are directed to subject matter specifically described in the Canadian, United States, and foreign applications listed in Schedule "A";

(iv)
claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the Canadian and United States patents and/or patent applications described in (i), (ii) or (iii) above; and

(v)	any reissues of United States, Canadian or foreign patents described in (i), (ii), (iii) or (iv) above.

(nnn)
“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government body, Affiliates, Third Parties and any other form of entity or organisation.

(ooo)
“Pharmacovigilance” means all the activities associated with maintaining an effective drug safety monitoring system and adverse events reporting system in compliance with the requirements of Regulatory Authorities.

(ppp)	“Prime Rate” means the prime or equivalent rate quoted by the Bank of Canada from time to time.

(qqq)	“Product” means any one or more of Sphingosomal Vinorelbine and Sphingosomal Topotecan.

(rrr)
“QA” means Quality Assurance, being that part of each management system, within Hana and INEX separately, having responsibility for assuring the quality of Material and Manufacturing in respect of compliance with Regulatory Requirements.

(sss)
“QC” means Quality Control, being that part of each management system, within Hana and INEX separately, having responsibility for quality control testing of Material in respect of compliance with Regulatory Requirements.

(ttt)	“Recipient” means a Party to this Agreement receiving Confidential Information of the other Party as Discloser.

(uuu)	“Registrational Clinical Trial” means any one of a Phase III clinical trial or pivotal Phase II clinical trial conducted in furtherance of Regulatory Approvals.

(vvv)
“Regulatory Authorities” means the FDA and any other like governmental authorities, whether federal, provincial, state or municipal, regulating the manufacture, importation, distribution, marketing, clinical testing and/or sale of therapeutic substances in the Territory.

(www)
“Regulatory Approvals” means all necessary and appropriate regulatory approvals which must be obtained before placing each Product on the market in any country in the Territory in which such approval is required, including without limitation, INDs, NDAs, and any other comparable terms as applicable with regard to any such approvals in any other country in the Territory.

(xxx)
“Regulatory Requirements” means Applicable Laws and all rules, regulations and guidances in respect of QC and QA procedures and processes, manufacturing and production batch records (including the master production record), packaging, handling, storage, delivery and retention of raw material and finished product samples and associated support data, and all licenses, certificates, authorizations or requirements from Regulatory Authorities in the Territory, including but not limited to cGMP Requirements in respect of the Manufacture of Material.

(yyy)	“Regulatory Submission” means any submission or filing made in furtherance of obtaining and maintaining any Regulatory Approvals.

(zzz)
“Representatives” means, in respect of a Person, that Person’s Affiliates and their respective directors, officers, employees, consultants, subcontractors, sublicensees (including Sublicensees), agents, representatives and other persons acting under their authority.

(aaaa)
“Revenue Due UBC” means all revenues, receipts, monies, and the fair market value of all other consideration collected or received by Hana or its Affiliates from a Sublicensee or other Third Party, whether by way of cash or credit or any barter, benefit, advantage, or concession, (but not including Sublicensing Revenue Due UBC) from the marketing, manufacturing, sale, distribution, or use, of the Technology and/or any Product in any or all parts of the world where Hana is permitted by law and this Agreement to market, Manufacture, sell, distribute or use the Technology and/or any Product, in such national jurisdictions where a Valid Claim subsists, on a country by country basis, less the following deductions to the extent included in the amounts invoiced and thereafter actually allowed and taken:

(i)	credit, allowances or refunds given on account of returned Products;

(ii)	transportation charges invoiced separately and actually charged to Third Parties;

(iii)	taxes, duties and customs on all sales of Product;

(iv)	agents’ commissions paid by Hana for the sale of Product; and

(v)	bona fide special rebates provided by Hana for Product purchased by Third Parties.

Where any Revenue is derived from a country other than the U.S. it shall be converted to the equivalent in U.S. Dollars on the date Hana is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set by the Federal Reserve Bank of New York for buying such currency. The amount of U.S. Dollars pursuant to such conversion shall be included in the Revenue.

(bbbb)	“Royalties” means Royalty Due UBC, Royalty Due INEX, and Sublicensing Revenue Due INEX.

(cccc)	“Royalty Due Dates” means the last working day of March, June, September and December of each and every year during which this Agreement remains in full force and effect.

(dddd)	“Royalty Due INEX” means the royalty payable to INEX on Net Sales in the Territory as set forth in Section 5.7, but excluding Sublicensing Revenue Due INEX.

(eeee)	“Royalty Due UBC” means the royalties payable to UBC on Revenue Due UBC and Sublicensing Revenue Due UBC.

(ffff)	“Service Agreement” means the Service Agreement entered into between INEX and Hana dated effective May 6, 2006.

(gggg)	“Sphingosomal Topotecan” means a liposome that includes sphingomyelin and cholesterol and contains encapsulated topotecan, wherein the sphingomyelin comprises less than 20% dihydrosphingomyelin.

(hhhh)	“Sphingosomal Vinorelbine” means a liposome that includes sphingomyelin and cholesterol and contains encapsulated vinorelbine, wherein the sphingomyelin comprises less than 20% dihydrosphingomyelin.

(iiii)	“Sublicense Agreement” means an agreement between Hana or its Affiliate and a Sublicensee to whom Hana has granted a further sub-sublicense of the rights granted to Hana hereunder.

(jjjj)	“Sublicensee” means a Person to whom Hana or its Affiliate have granted a Sublicense Agreement of the rights granted to Hana hereunder.

(kkkk)
"Sublicensing Revenue Due INEX" means all transaction closing payments, milestone payments, license fees and any other pre-Commercialization payments (excluding royalties, sales revenue, sales commissions and any monies and proceeds derived from the sale of sublicensed Product) payable to, collected or received by Hana or its Affiliates pursuant to each Sublicense Agreement entered in respect of the Technology granted hereunder. Except as otherwise expressly provided below, “Sublicensing Revenue Due INEX” shall not include:

(i)
loans to Hana or its Affiliate by a Sublicensee relating to the Technology, except to the extent that the interest charged for such loan is less than Fair Market Value (in which case only such difference between the interest rate charged to Hana and the interest rate at Fair Market Value shall constitute Sublicensing Revenue Due INEX) or to the extent that the principal of a loan is forgiven (in which case only such forgiven amount shall constitute Sublicensing Revenue Due INEX); or;

(ii)
equity investments in Hana by a Sublicensee or equity of the Sublicensee relating to the Technology, except to the extent that such investments are made at greater than Fair Market Value (in which case only the excess premium shall constitute Sublicensing Revenue Due INEX). For the purposes of this subsection, if the shares of either Hana or its Sublicensee are not listed on any stock exchange, the Fair Market Value shall be based on the price at which shares of either Hana or its Sublicensee, as the case may be, have been issued to investors (who are not industry-related strategic investors or collaborative research partners) in the then most recent bona fide arm’s length private placement financing completed within the preceding twelve (12) months having gross proceeds of at least Ten Million Dollars ($10,000,000). If no such private placement financing has been completed, the Parties shall appoint a mutually acceptable Person as an independent evaluator, and if the Parties cannot agree on an evaluator, the Fair Market Value shall be determined as provided in Section 14.3;

(iii)
An exchange of rights, assets, liabilities or other interest of any kind, except to the extent that the economic benefit conferred upon Hana or its Affiliates by reason of such exchange exceeds the Fair Market Value of the consideration which would have been paid by Hana or its Affiliates for such rights, assets, liabilities or interests, as determined by: (i) the mutual agreement of the Parties following the application of U.S. GAAP, or failing mutual agreement; (ii) the binding decision of a mutually appointed independent Third Party banker or valuator familiar with the pharmaceutical industry.

For the avoidance of doubt, and without limiting the generality of the foregoing “Sublicensing Revenue Due INEX” shall include any Development funding in excess of Hana’s true Development costs, whether measured: (i) as an FTE rate in excess of Hana’s actual FTE rate; (ii) as project funding in excess of Hana’s actual project cost; (iii) as a premium on any pass-through costs incurred by Hana; or (iv) as a premium or rate charged in excess of any of Hana’s actual costs incurred in Development.

(llll)
“Sublicensing Revenue Due UBC” means all revenues, receipts, monies, milestone payments and research fees (in respect of either milestone payments or research fees, only to the extent that same are in excess of reimbursement for the direct costs of research and development or pursuit of Regulatory Approvals undertaken by Hana or its Affiliates pursuant to a written research or development plan), payments, royalties, license fees and the fair market value of all other consideration collected or received by Hana or its Affiliates whether by way of cash, or credit or any barter, benefit, advantage, or concession pursuant to each Sublicense Agreement relating to Valid Claims which form a part of the Technology and/or any Product (but not including Revenue Due UBC). Where any Sublicensing Revenue Due UBC is derived from a country other than the U.S. it shall be converted to the equivalent in U.S. Dollars on the date Hana is deemed to have received such Sublicensing Revenue Due UBC pursuant to the terms hereof at the rate of exchange set by Federal Reserve Bank of New York for buying such currency. The amount of U.S. Dollars pursuant to such conversion shall be included in the Sublicensing Revenue Due UBC.]

(mmmm)
“Technical Transfer” means the transfer by INEX and/or INEX’s Third Party contractors to Hana, Hana’s Third Party contractors and/or INEX’s Third Party contractors of those aspects of the know-how encompassed by the Technology necessary and useful for the Manufacture of Material, and includes Method Transfer.

(nnnn)
“Technology” means the Patent(s) and any and all knowledge, know-how and/or technique or techniques invented, developed and/or acquired, being invented, developed and/or acquired by the University solely or jointly with INEX relating to the Patent(s) as listed in Schedule "A" hereto, as amended from time to time, including, without limitation, all research, data, specifications, instructions, manuals, papers or other materials of any nature whatsoever, whether written or otherwise, relating to same.

(oooo)	“Term” shall have the meaning set forth in Section 16.1.

(pppp)	“Territory” means all of the countries and territories of the world.

(qqqq)	“Third Party(ies)” means any Person(s) other than Hana or INEX or any of their respective Affiliates.

(rrrr)	“UBC” and “University” each mean the University of British Columbia.

(ssss)	“UBC Consent” means the consent agreement executed by the University, INEX and Hana dated May 6, 2006.

(tttt)	“UBC License” means the License Agreement between INEX and the University dated effective July 1, 1998

(uuuu)	“UBC Trade-marks” means any mark, trade-mark, service mark, logo, insignia, seal, design, symbol, or device used by the University in any manner whatsoever.

(vvvv)	“University Indemnified Parties” shall have the meaning set forth in Section 8.1(a).

(wwww)	“US GAAP” means generally accepted accounting principles applied in the United States of America.

(xxxx)	“Valid Claim” means either:

(i)
a claim of an issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or

(ii)
a claim in a patent application, provided that if such pending claim has not issued as a claim of an issued patent within seven (7) years after the filing date of such patent application, such pending claim shall not be a Valid Claim for purposes of this Agreement.

In the event that a claim of an issued patent is held by a court or other governmental agency of competent jurisdiction to be unenforceable, unpatentable or invalid, and such holding is reversed on appeal by a higher court or agency of competent jurisdiction, such claim shall be reinstated as a Valid Claim hereunder, effective as of the date of such reinstatement.

1.2  Other Definitions

Any words defined elsewhere in this Agreement shall have the particular meaning assigned to the words thereto.

Article 2   PROPERTY RIGHTS IN AND TO THE TECHNOLOGY

2.1  University’s Intellectual Property Rights

(a)	The Parties hereto hereby acknowledge and agree that the University owns any and all right, title and interest in and to the Technology.

(b)
Hana shall, at the written request of INEX, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Technology remains with the University.

(c)
On the last working day of June of each and every year during which this Agreement remains in full force and effect, each of Hana and INEX shall deliver in writing to UBC, the details of any Patents filed by each of them during the previous twelve month period. The delivery of reports required pursuant to this Section 2.1(c) is separate and distinct from the reporting requirements established between each of Hana and INEX as set forth in Sections 6.6 and 6.7.

Article 3   GRANT OF SUBLICENCE TO HANA

3.1  Sublicense Grant To Hana

(a)
In consideration of the Royalties reserved herein, the covenants of Hana contained herein, and subject to the terms of this Agreement, INEX hereby grants to Hana and Hana hereby accepts an exclusive sublicense under the Technology to make, have made, use, sell, offer for sale, sublicense, distribute, import, and have imported Product in the Hana Field in the Territory.

(b)	It is understood and agreed that the foregoing exclusive sublicenses grant to Hana the rights enumerated to the exclusion of all other parties, including INEX and its Affiliates.

(c)	It is also understood that INEX retains exclusive rights under the Technology outside the Hana Field.

(d)	Hana shall not sublicense or cross-license the Technology without the prior written consent of the University.

(e)
Notwithstanding Section 3.1(a) and (b) herein, the Parties acknowledge and agree that INEX and the University may each use the Technology without charge in any manner whatsoever for non-commercial research, scholarly publication, educational, or other non-commercial use.

3.2  License Grant to INEX

(a)
Hana hereby grants to INEX a non-exclusive license under the Technology to make, have made, use, import and have imported Products solely for non-commercial research, scholarly publication, education, or other non-commercial purposes.

(b)	Hana hereby grants to INEX a non-exclusive license under the Technology to carry out INEX’s activities under the Development Plan and Services Agreement.

(c)
Hana hereby grants to INEX a worldwide, royalty-free, non-exclusive license under the Hana Intellectual Property to make, have made, use, sell, offer for sale, import, and have imported liposomal drug products outside the Hana Field.

3.3  Compliance with UBC License

Hana unconditionally, absolutely and irrevocably covenants and agrees with INEX as primary obligor, to adopt as Hana’s own obligations every obligation of INEX contained or set forth in the UBC License.

3.4  Payment of Taxes

Hana shall be responsible for the payment of any federal, provincial, state, local, or withholding taxes which may apply to the transactions contemplated by this Agreement. Under no circumstances will Hana be responsible for any franchise-related taxes or taxes based on UBC’s or INEX’s gross or net income.

Article 4   SUBLICENSING BY HANA

4.1  UBC Consent

Subject to Hana’s agreement to assume responsibility for payment of any and all license fees, annual fees, milestone payments and royalty obligations of INEX to UBC as set forth in this Agreement, Hana shall have the right to grant Sublicense Agreements to Affiliates or Third Parties with respect to the Technology with the prior written consent of the University not to be unreasonably withheld, but without the consent of INEX.

4.2  Sublicenses to Affiliates

INEX shall reasonably cooperate with and assist Hana in obtaining the consent of the University to any proposed sublicense under this Agreement, provided that:

(a)	Hana will cause the Affiliate so sublicensed to perform the terms of this Agreement as if such Affiliate were Hana hereunder;

(b)
any Affiliate so sublicensed shall unconditionally, absolutely and irrevocably covenant and agree with INEX and the University as primary obligor, to adopt as its own obligations every obligation of Hana contained or set forth in this Agreement to the extent pertinent to the scope of such sublicense, including without limitation, the covenants in this Agreement to pay any amounts due to the University and to INEX under the terms of this Agreement; and

(c)
Hana unconditionally guarantees the performance of each Affiliate hereunder as if they were signatories to this Agreement to the extent the performance or lack of performance is a breach of this Agreement.

(d)
the obligations and liabilities of such Affiliate and Hana under this Agreement shall be joint and several and INEX shall not be obliged to seek recourse against an Affiliate before enforcing its rights against Hana. For greater certainty it is hereby confirmed that any default or breach by an Affiliate of Hana of any term of this Agreement will also constitute a default by Hana under this Agreement, provided, however, that Hana shall be entitled to written notice of any claimed default, and shall have ninety (90) days following receipt of such notice in which to cure any such default pursuant to Section 17.4 hereof.

4.3  Furnish Sublicense Pre and Post Execution

(a)
At least thirty (30) days prior to an anticipated execution, Hana will furnish the University with a copy of each Sublicense Agreement which Hana proposes to execute so as to allow the University time to review and comment.

(b)	Hana will furnish each of INEX and the University with a copy of each such Sublicense Agreement granted within thirty (30) days after execution.

4.4  Covenants by Hana’s Sublicensee

Any Sublicense Agreement (including any Sublicense Agreement granted to an Affiliate) granted by Hana shall contain covenants by the Sublicensee to observe and perform similar terms and conditions to those in this Agreement, including, without limitation, a restriction on the grant of further sub-sub-sublicenses without the University’s consent.

4.5  Covenants by Hana

(a)
Hana unconditionally guarantees the performance of each Affiliate hereunder as if they were signatories to this Agreement to the extent the performance or lack of performance is a breach of this Agreement.

(b)	Each Sublicense Agreement shall contain covenants by the Sublicensee for the benefit of INEX to observe and perform similar terms and conditions to those in this Agreement.

(c)
All Sublicense Agreements granted by Hana shall be further sublicensable or assignable with the prior written consent of the University, but without the prior written consent of INEX; provided, however, that Hana shall not sublicense any rights granted herein to any Person that in whole or in part, either alone or in partnership, in collaboration or in conjunction with any Person other than INEX, whether as principal, agent, employee, director, officer, shareholder, licensor or in any capacity or manner whatsoever, whether directly or indirectly manufactures liposomal products without first either: (i) obtaining INEX’s written consent; or (ii)including in such Sublicense Agreement a provision requiring the Sublicensee to agree that it will not use the Technology for any purpose other than the Development or Commercialization of Products.

(d)
In the event that Hana becomes aware of a material breach of any such Sublicense Agreement by a Sublicensee, Hana shall promptly notify INEX of the particulars of same and take all commercially reasonable steps to enforce the terms of such Sublicense Agreement.

(e)
Within ten (10) Business Days after execution of a Sublicense Agreement, Hana shall provide INEX with a copy thereof (provided that Hana shall be permitted to redact the financial terms of such agreement).

(f)
All Sublicense Agreements shall terminate upon the termination of Hana’s rights granted herein unless events of default are cured by Hana or its Sublicensee within the period for the cure of default after notification by INEX as provided by the terms of this Agreement.

(g)
Any Sublicensee who wishes to grant a further sublicense shall comply with the terms of this Section as if the further sublicense were a sublicense hereunder, including providing to INEX, Hana and the University the information described in this Section, and obtaining the consent of the University referred to in this Section, prior to any execution of any such sub-sub-sublicense.

(h)
All Sublicense Agreements shall include an obligation for each Sublicensee to account for and report its sales of Product on the same basis as if such sales were sales of Hana, and INEX and the University shall receive compensation in the same amounts as if the sales of Product by the Sublicensee were sales of Hana; and

(i)	Hana shall remain responsible to INEX for the compliance of each Sublicensee with the financial and other obligations due under this Agreement.

(j)
With respect to the licenses granted to INEX under Section 3.2, INEX shall have the right to grant sublicenses to its Affiliates and to Third Parties. All sublicenses will be consistent with the terms of this Agreement, shall not relieve Hana or INEX of their obligations hereunder, and shall incorporate terms and conditions for Hana’s benefit comparable to those set forth in this Section 4.4 applicable to sublicenses granted by Hana.

4.6  Covenants by Hana’s Sublicensee

Any Sublicense Agreement (including any Sublicense Agreement granted to an Affiliate) granted by Hana shall contain covenants by the Sublicensee to observe and perform similar terms and conditions to those in this Agreement, including, without limitation, a restriction on the grant of further sublicenses without the University’s consent.

4.7  Confirmation from the University

The Parties acknowledge and agree that:

(a)	the UBC License provides that Hana may request from the University, following the receipt of the UBC Consent, a letter confirming that if the University:

(i)	gives notice of default to INEX pursuant to Article 17.3 of the UBC License, or

(ii)	takes any other action pursuant to Article 17.1 or 17.2 of the UBC License to terminate the UBC License,

then, prior to any termination of the UBC License, the University will give Hana written notice of such default or intention to terminate the UBC License and, in the event of any breach or default by INEX which may be cured pursuant to Article 17.3 of the UBC License, the University will for ninety (90) days from the date of such notice to Hana, give Hana the opportunity to cure such default or breach on the terms provided in Article 17.3 of the UBC License, mutatis mutandis; and

(b)	if the UBC License is terminated, and provided that this Agreement is in good standing at such time:

(i)	the terms and conditions of the UBC Consent shall apply; or

(ii)
in the event that the terms and conditions of the UBC Consent do not apply, or otherwise at the option of Hana, the University and Hana may enter into good faith negotiations for the grant to Hana of a new license substantially on the same terms and conditions as are contained in the UBC License.

Article 5   ROYALTIES AND CONSIDERATION

5.1  Assumption of Royalty Obligations

(a)
As a condition of the grant of the sublicence by INEX to Hana of the Technology, Hana shall assume and perform all payment obligations of INEX to the University set forth in the UBC License including all interest and taxes attributable thereto, arising from Hana and/or its Sublicensee(s)’ use of the Technology within the Hana Field. Without limiting the generality of the foregoing, Hana shall assume and perform all obligations as set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, and 18.1(d) in this Agreement.

(b)	For avoidance of doubt, the obligations of Hana under Section 5.1(a) are in addition to and not in substitution of any other obligations set forth in this Article 5.

5.2  Royalty Due UBC

(a)	Hana covenants to pay directly to the University a royalty (the “Royalty Due UBC”):

(i)	on all Revenue Due UBC, calculated in accordance with the percentages set out in the “Royalty Due UBC” Column of Schedule “A”; and

(ii)	on all Sublicensing Revenue Due UBC, calculated in accordance with the percentages set out in the “UBC Sublicense Royalty” Column of Schedule “A”;

all subject to the limitation that in no event will the Royalty Due UBC payable on Sublicensing Revenue Due UBC and Revenue Due UBC from any Sublicensee exceed the amount of Royalty Due UBC that would be payable on Revenues if the Technology and/or Product had been marketed, Manufactured, sold, distributed or used by Hana instead of such Sublicensee.

If Schedule“A” is amended at any time after the Commencement Date to add any new Technology, patent or other intellectual property, then the Royalty Due UBC on Revenue Due UBC or Sublicensing Revenue Due UBC shall be calculated for any such new Technology, patent or other intellectual property in accordance with the provisions set out in Schedule“B”.

5.3   Rates Established by UBC License

Hana and INEX agree that that the Royalty Due UBC and the formulas set out in Schedule“A” and Schedule“B” are the royalty rates established under the UBC License, and have been agreed to by the Parties based on a direct flow-through of such royalties to the University. Hana agrees that it shall promptly remit in full to the University, without reduction or set-off of any kind, all Royalty Due UBC pursuant to this Article 5.

5.4   One Royalty Per Product Payable to UBC

Hana and INEX understand and recognize that there are a number of Patents comprising the Technology and consequently it is foreseeable that a Product developed by Hana may be subject to multiple royalty obligations as a result of more than one Patent contributing to the development of such Product. Hana and INEX agree that the Royalty Due UBC payable directly by Hana to the University shall be adjusted as follows:

(a)
if more than one Patent sublicensed under this Agreement is required in respect of a Product, then the royalty applicable to any such specific Product pursuant to Section 5.2 hereof may be reduced such that there shall only be one royalty payable on such Product and that royalty shall be the Royalty Due UBC for one of the Patents used (determined in accordance with Section 5.2 and Schedule“B”) which is most favourable to the University; and

(b)
if it is reasonably commercially necessary for a Product to be subject to royalty obligations to one or more Third Parties other than the University, or if Hana licenses or owes a royalty in respect of one or more patents from one or more Third Parties to be used in combination with the Patents sublicensed hereunder, then the Royalty Due UBC set out in Section 5.2 shall be adjusted by apportioning the relative value between the Technology and said Third Party patent(s) by multiplying the Royalty Due UBC by the formula a/(a+b) where "a" is the value of the Patent sublicensed under this Agreement, and "b" is the value of the Third Party patent(s), provided that "b" shall never be fixed at a value higher than "a". Values "a" and "b" shall be determined on the basis of the values of each patent when used separately and not used in combination with each other. If the Parties are unable to come to agreement on said respective values, the issue will be determined by arbitration pursuant to 14.3 For greater certainty, notwithstanding anything in this Section, the final Royalty Due UBC payable by Hana to the University shall not be less than [***]% of the Royalty Due UBC determined in accordance with Section 5.2.

5.5   Payment of Royalty Due UBC

(a)
The Royalty Due UBC shall become due and payable by Hana to the University within thirty (30) days of each respective Royalty Due Date and shall be calculated with respect to the Revenue and the Sublicensing Revenue Due UBC in the three (3) month period immediately preceding the applicable Royalty Due Date.

(b)
All payments of Royalty Due UBC made by Hana to the University hereunder shall be made in U.S. Dollars without any reduction or deduction of any nature or kind whatsoever, except as may be prescribed by law.

(c)
Revenue Due UBC shall be deemed to have been received by Hana or any Affiliate of Hana when actually received, provided that diligent efforts short of commencing legal action are made to collect same. Sublicensing Revenue Due UBC shall be deemed to have been received by Hana or any Affiliate of Hana with respect to each of their Sublicensees when such consideration is actually received.

(d)
Any transaction, disposition, or other dealing involving the Technology, Product or any part thereof between Hana and another Person that is not made at fair market value shall be deemed to have been made at fair market value, and the fair market value of that transaction, disposition, or other dealing shall be deemed to be part of the Revenue (or the Sublicensing Revenue Due UBC, as the case may be) and shall be included in the calculation of Royalty Due UBC under this Agreement.

(e)
Revenue Due UBC shall not include and no Royalty Due UBC will be payable on Product used for research and development of the Product or the Technology for which Hana does not receive consideration, such as but not limited to dispositions for clinical trials, marketing, research use and compassionate use or for other similar uses.

(f)	Sublicensing Revenue Due UBC shall not include and no Royalty Due UBC will be payable on:

(i)
loans to Hana by a Sublicensee relating to the Technology except to the extent that the interest charged for same is less than fair market value (in which case such difference shall be Sublicensing Revenue Due UBC) or to the extent that the principal of same is forgiven (in which case such forgiven amount shall be Sublicensing Revenue Due UBC); or

(ii)
investments in Hana by a Sublicensee relating to the Technology except to the extent that such investments are made at greater than fair market value (in which case such premium shall be Sublicensing Revenue Due UBC). For the purposes of this Section, if the shares are not listed on any stock exchange, the fair market value shall be based on the price at which shares have been issued to investors (who are not industry-related strategic investors or collaborative research partners) in the then most recent bona fide arm’s length private placement financing completed within the preceding twelve (12) months having gross proceeds of at least $500,000 CDN. If no such private placement financing has been completed, the Parties hereto shall appoint a mutually acceptable Person as an independent evaluator and if the Parties cannot agree on an evaluator, the appointing authority shall be the British Columbia International Commercial Arbitration Centre.

(g)
If at any time, a Third Party in any country shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Product with respect to which Royalty Due UBC would be payable pursuant to this Agreement, then Hana may reduce the Royalty Due UBC on sales in such country of such Product to an amount no greater than the amount payable by said Third Party to Hana as consideration for the compulsory license.

(h)
No Royalty Due UBC shall be payable on the sales of Product between Hana and its Affiliates, provided that Royalty Due UBC shall be payable on all Revenue received by Hana or its Affiliate(s) from any subsequent sale of such Product to a Sublicensee or to a Third Party.

(i)
No Royalty Due UBC shall be payable to the University on any revenue paid to Hana by its Affiliates as a consequence of a sublicense between Hana and its Affiliates, but Royalty Due UBC shall be payable on all Revenue Due UBC paid to Hana’s Affiliates by a Third Party as a consequence of a sublicense between Hana’s Affiliates and any Third Party.

(j)
If, at any time, legal restrictions prevent the prompt remittance of part or all of the Royalty Due UBC with respect to any country where Revenue Due UBC or Sublicensing Revenue Due UBC is generated, Hana shall have the right and option, on consultation with the University, to make such payments by depositing the amount thereof in local currency for the benefit of the University in a bank or depository in such country.

(k)
In further consideration for the sublicense granted hereunder, Hana shall pay to the University on behalf of INEX, in addition to all other amounts due under this Agreement, an annual maintenance fee of [***] Dollars ($[***] CDN) payable on or before January 2 of each year, commencing on January 2, 2007 (the “Annual Maintenance Fee”) during which this Agreement remains in full force and effect. Neither all nor any part of this Annual Maintenance Fee shall be refundable to Hana under any circumstances.

5.6  Interest Due to University

All amounts due and owing by Hana to the University:

(a)	under this Article 5; and

(b)	under any other Section(s) in respect of payments to be made by Hana to the University;

but not paid by Hana on the due date thereof shall bear interest in Canadian Dollars at the rate of [***] per cent ([***]%) per month. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

5.7  Sublicensing and Royalty Payments to INEX

(a)
In consideration of the sublicense granted to Hana under this Agreement, the disclosure to Hana of INEX’s Confidential Information, and subject to the provisions of this Agreement, Hana shall pay the Royalty Due INEX and Sublicensing Revenue Due INEX as provided herein. Hana shall also pay to UBC the Royalty Due UBC on Inex’s behalf. Inex shall pay to UBC the Sublicensing Revenue Due UBC in accordance with the UBC License. Hana and Inex shall confirm to the other in writing the delivery of each such payment to UBC.

(b)	Sphingosomal Vinorelbine

(i)	Milestone Payments:

Hana shall pay to INEX milestones payments in respect of Sphingosomal Vinorelbine as follows:

(A)
[***] Dollars ($[***]) upon on the date the first patient is enrolled in any clinical trial of Sphingosomal Vinorelbine conducted pursuant to an IND sponsored by Hana, of which [***] Dollars ($[***]) shall be paid by wire transfer to INEX of immediately available funds and the remaining [***] Dollars ($[***]) shall be paid by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as of the date of such first patient enrolment;

(B)
[***] Dollars ($[***]) upon the date the first patient is enrolled in a Phase II clinical trial of Sphingosomal Vinorelbine conducted pursuant to an IND sponsored by Hana, which payment shall be made by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as of the date of such first patient enrollment; and

(C)
[***] Dollars ($[***]) upon the approval by the FDA of an NDA relating to Sphingosomal Vinorelbine, which payment shall be made by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as of the date of such FDA approval; provided however, if a Regulatory Submission equivalent to an NDA is approved in any of the Designated EU States before an NDA relating to Sphingosomal Vinorelbine is approved by the FDA, one half the milestone due under this Section 5.7(b)(C) will be paid by Hana to INEX immediately upon approval of that equivalent filing and the remaining balance will be paid by Hana to INEX immediately upon the approval of an NDA relating to Sphingosomal Vinorelbine by the FDA.

(D)
For the avoidance of doubt, each of the milestone payments described in subparagraphs (A) and (B) of this Section 5.7(b)(i) above represent one-time payments to INEX, and shall be due only upon the first occurrence of the events described in each such subparagraph. For example, the milestone payment described in subparagraph (A) above will be due only once, following the FDA’s acceptance for review of the Sphingosomal Vincristine NDA. No additional milestone payments to INEX shall be due from Hana pursuant to subparagraph (A) in connection with any subsequent NDA submission by Hana relating to Sphingosomal Vincristine.

(ii)	Royalties:

Hana shall pay to INEX royalty payments based on cumulative Net Sales of Liposomal Vinorelbine as follows:

(A)
With respect to Net Sales of Liposomal Vinorelbine in the United States, a royalty equal to the sum of: (i) [***] percent ([***]%) of Net Sales in consideration of the Patents if the Product sold is embraced within any Valid Claim under the Patents in the United States; (ii) [***] percent ([***]%) of Net Sales in consideration of, and during any period of product exclusivity provided by the laws of the United States of America, including but not limited to marketing exclusivity in the form of data exclusivity, pediatric exclusivity, and orphan drug designation exclusivity; and (iii) [***] percent ([***]%) of Net Sales in consideration of Technology; provided, however, that the total royalty paid shall be limited to [***] percent ([***]%) of cumulative Net Sales up to [***] Dollars ($[***]), and limited to [***] percent ([***]%) of cumulative Net Sales in excess of [***]Dollars ($[***]); and

(B)
With respect to Net Sales of Sphingosomal Vinorelbine in each country of the Territory other than the United States, a royalty of [***] percent ([***]%) of Net Sales in consideration of Technology; provided, however, that the total royalty paid shall be limited to [***] percent ([***]%) of cumulative Net Sales up to [***] Dollars ($[***]), and increased to [***] percent ([***]%) of cumulative Net Sales in excess of [***]Dollars ($[***]).

(iii)
Generic Competition:

If, during a given calendar year, there is sale of a generic Sphingosomal Vinorelbine or sale of an approved equivalent to Sphingosomal Vinorelbine (collectively, “Approved Sphingosomal Vinorelbine Equivalents”) in any country in the Territory, them, for such country, the total amount of Royalties Due INEX for the Net Sales of Sphingosomal Vinorelbine in such country during such calendar year will be reduced to [***] percent ([***]%) of the Royalties Due INEX pursuant to Section 5.7(b)(ii) for such calendar year, in such country.

(iv)
Deductions:

Notwithstanding the schedule of royalty payments set forth in Section 5.7(b)(ii), Hana shall be entitled to deduct from such Sphingosomal Vinorelbine royalty obligations owed by Hana to INEX, an amount equal to [***] percent ([***]%) of the research and development expenses Hana incurs in connection with the Development of Sphingosomal Vinorelbine (the “Sphingosomal Vinorelbine R&D Expenses”); provided however, that such deduction shall not exceed the lesser of:

(A)	[***] Dollars ($[***]); or

(B)	[***] Dollars ($[***]) per patient treated in a Registrational Clinical Trial;

provided further, however, that such deduction for Sphingosomal Vinorelbine R&D Expenses shall not exceed [***] percent ([***]%) of the royalty amount otherwise payable by Hana to INEX for Sphingosomal Vinorelbine in each calendar year, provided that Hana shall be entitled to carry over into succeeding years any amount of Sphingosomal Vinorelbine R&D Expenses that were ineligible for deduction as a result of the such limitation. All Sphingosomal Vinorelbine R&D Expenses shall be subject to audits by INEX using reasonable and customary audit procedures in order to verify the amounts thereof.

(c)	Sphingosomal Topotecan

(i)	Milestone Payment: Hana shall pay to INEX milestones payments in respect of Sphingosomal Topotecan as follows:

(A)
[***] Dollars ($[***]) upon the date the first patient is enrolled in any clinical trial of Sphingosomal Topotecan conducted pursuant to an IND sponsored by Hana, which payment shall be made by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as of the date of such first patient enrollment;

(B)
[***] Dollars ($[***]) upon the date the first patient is enrolled in a Phase II clinical trial of Sphingosomal Topotecan conducted pursuant to an IND sponsored by Hana, which payment shall be made by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as of the date of such first patient enrollment; and

(C)
[***] Dollars ($[***]) upon the approval by the FDA of an NDA relating to Sphingosomal Topotecan, which payment shall be made by Hana issuing to INEX a number of additional shares of Common Stock determined by dividing [***] Dollars ($[***]) by the FMV as the date of such FDA approval; provided however, if a Regulatory Submission equivalent to an NDA is approved in any of the Designated EU States before an NDA relating to Sphingosomal Topotecan is approved by the FDA, [***] the milestone due under this Section 5.7(c)(i)(C) will be paid by Hana to INEX immediately upon approval of that equivalent filing and the remaining balance will be paid by Hana to INEX immediately upon the approval of an NDA relating to Sphingosomal Topotecan by the FDA.

(D)
For the avoidance of doubt, each of the milestone payments described in subparagraphs (A), (B) and (C) of this Section 5.7(c)(i) above represent one-time payments to INEX, and shall be due only upon the first occurrence of the events described in each such subparagraph. For example, the milestone payment described in subparagraph (A) above will be due only once, upon the date the first patient is enrolled in a clinical trial of Sphingosomal Topotecan conducted pursuant to an IND sponsored by Hana. No additional milestone payments to INEX shall be due from Hana pursuant to subparagraph (A) in connection with any subsequent clinical trials sponsored by Hana.

(ii)	Royalties:

Hana shall pay to INEX royalty payments based on cumulative Net Sales of Sphingosomal Topotecan as follows:

(A)
With respect to Net Sales of Sphingosomal Topotecan in the United States, a royalty equal to the sum of: (i) [***] percent ([***]%) of Net Sales in consideration of the Patents if the Product sold is embraced within any Valid Claim under the Patents in the United States; (ii) [***] percent ([***]%) of Net Sales in consideration of, and during any period of product exclusivity provided by the laws of the United States of America, including but not limited to marketing exclusivity in the form of data exclusivity, pediatric exclusivity, and orphan drug designation exclusivity; and (iii) [***] percent ([***]%) of Net Sales in consideration of Technology; provided, however, that the total royalty paid shall be limited to [***] percent ([***]%) of cumulative Net Sales up to [***] Dollars ($[***]), and limited to [***] percent ([***]%) of cumulative Net Sales exceeding [***] Dollars ($[***]);

(B)
With respect to Net Sales of Sphingosomal Topotecan in each country of the Territory other than the United States, a royalty of [***] percent ([***]%) of Net Sales in consideration of Technology; provided, however, that the total royalty paid shall be limited to [***] percent ([***]%) of cumulative Net Sales up to [***] Dollars ($[***]), and increased to [***] percent ([***]%) of cumulative Net Sales in excess of [***] Dollars ($[***] ).

(iii)	Generic Competition:

If, during a given calendar year, there is sale of a generic Sphingosomal Topotecan or sale of an approved equivalent to Sphingosomal Topotecan (collectively, “Approved Sphingosomal Topotecan Equivalents”) in any country in the Territory, them, for such country, the total amount of Royalties Due INEX for the Net Sales of Sphingosomal Topotecan in such country during such calendar year will be reduced to [***] percent ([***]%) of the Royalties Due INEX pursuant to Section 5.7(c)(ii) for such calendar year, in such country.

(iv)	Deductions:

Notwithstanding the schedule of royalty payments set forth in Section 5.7(c)(ii), Hana shall be entitled to deduct from such Sphingosomal Topotecan royalty obligations owed by Hana to INEX, an amount equal to [***] percent ([***]%) of the research and development expenses Hana incurs in connection with the Development of Sphingosomal Topotecan (the “Sphingosomal Topotecan R&D Expenses”); provided however, that such deduction shall not exceed the lesser of:

(A)	[***] Dollars ($[***]); or

(B)	[***] Dollars ($[***]) per patient treated in a Registrational Clinical Trial;

provided further, however, that such deduction for Sphingosomal Topotecan R&D Expenses shall not exceed [***] percent ([***]%) of the royalty amount otherwise payable by Hana to INEX for Sphingosomal Topotecan in each calendar year, provided that Hana shall be entitled to carry over into succeeding years any amount of Sphingosomal Topotecan R&D Expenses that were ineligible for deduction as a result of the such limitation. All Sphingosomal Topotecan R&D Expenses shall be subject to audits by INEX using reasonable and customary audit procedures in order to verify the amounts thereof.

(d)	Limitation on Payment Using Common Stock

Notwithstanding anything to the contrary contained in Sections 5.7(b) and 5.7(c), at Hana’s sole option, any milestone or other payment payable by Hana to INEX hereunder by the issuance of shares of Common Stock to INEX may also be made by payment of cash to INEX. The maximum number of shares of Common Stock that Hana may issue to INEX in satisfaction of its obligations hereunder shall not exceed 19.99% of the total number of shares of Common Stock outstanding on the Effective Date (the “Maximum Issuance Amount”). In the event Hana issues to INEX an aggregate number of shares of Common Stock that equals the Maximum Issuance Amount, all amounts payable by Hana thereafter to INEX shall be made in cash.

(e)	Remuneration Respecting Sublicensees

(i)
In the event Hana sublicenses its rights under Sphingosomal Vincristine before the FDA approves the Sphingosomal Vincristine NDA or a Designated EU State approves a Regulatory Submission that is equivalent to an NDA, INEX shall be entitled to receive [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee. In the event Hana sublicenses its rights to Sphingosomal Vincristine after the FDA approves the Sphingosomal Vincristine NDA or a Designated EU State approves a Regulatory Submission that is equivalent to an NDA, INEX shall be entitled to receive [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee;

(ii)	In the event Hana sublicenses its rights under Sphingosomal Vinorelbine, INEX shall be entitled to share the Sublicensing Revenue Due INEX payable to Hana, if any, as follows:

(A)
INEX’s share of such Sublicensing Revenue Due INEX shall be [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee during the period commencing on the Effective Date and ending on the date immediately preceding the date the first patient is enrolled in a Phase II clinical trial of Sphingosomal Vinorelbine;

(B)
INEX’s share of such Sublicensing Revenue Due INEX shall be reduced to [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee on or after the date the first patient is enrolled in Phase II clinical trial of Sphingosomal Vinorelbine and ending on the date immediately preceding the earlier to occur of:

(1)	the date the first patient is enrolled in a Phase III clinical trial of Sphingosomal Vinorelbine; or

(2)	the acceptance of the NDA or its equivalent Regulatory Submission for Sphingosomal Vinorelbine; and

(C)
INEX’s share of such Sublicensing Revenue Due INEX shall be reduced to [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee on or after the earlier to occur of:

(1)	the date the first patient is enrolled in a Phase III clinical trial of Sphingosomal Vinorelbine; or

(2)	the acceptance of the NDA or its equivalent Regulatory Submission for Sphingosomal Vinorelbine.

(iii)	In the event Hana sublicenses its rights under Sphingosomal Topotecan, INEX shall be entitled to share the Sublicensing Revenue Due INEX payable to Hana, if any, as follows:

(A)
INEX’s share of such Sublicensing Revenue Due INEX shall be [***] ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee during the period commencing on the Effective Date and ending on the date immediately preceding the date the first patient is enrolled in a Phase II clinical trial of Sphingosomal Topotecan;

(B)
INEX’s share of such Sublicensing Revenue Due INEX shall be reduced to [***] percent ([***]%) of any Sublicensing Revenue Due INEX payable to Hana by such Sublicensee on or after the date the first patient is enrolled in Phase II clinical trial of Sphingosomal Topotecan and ending on the date immediately preceding the earlier to occur of:

(1)	the date the first patient is enrolled in a Phase III clinical trial of Sphingosomal Topotecan, or

(2)	the acceptance of the NDA or its equivalent Regulatory Submission for Sphingosomal Topotecan.

(iv)
Notwithstanding anything to the contrary contained in this Section 5.7(e)(iii), Hana shall have no obligation to pay to INEX its respective share of any such Sublicensing Revenue Due INEX unless and until Hana actually receives such Sublicensing Revenue Due INEX from its Sublicensee.

(v)
Where any Sublicensing Revenue Due INEX payable to, collected or received by Hana or its Affiliates is in Dollars, Hana shall pay to INEX, INEX’s share of such Sublicensing Revenue Due INEX within ten (10) days of Hana or its Affiliate’s receipt of same. Where any Sublicensing Revenue Due INEX payable to, collected or received by Hana or its Affiliates is derived from a country other than the United States of America, INEX’s portion of such Sublicensing Revenue Due INEX shall be converted to the equivalent in Dollars on the same date that Hana converts such Sublicensing Revenue Due INEX to Dollars, in which case the amount of Dollars pursuant to an actual conversion shall be included in the Sublicensing Revenue Due INEX and Hana shall pay to INEX, INEX’s share of such Sublicensing Revenue Due INEX within ten (10) days of such conversion. If at any time the Parties agree that it is not practical or possible for Hana to forthwith convert Sublicensing Revenue Due INEX paid in foreign currency to Dollars, or if legal restrictions prevent the conversion of part or all of the Sublicensing Revenue Due INEX to Dollars, Hana shall have the right and option, upon consultation with INEX, to deposit INEX’s share of such Sublicensing Revenue Due INEX in local currency, in an account in INEX’s sole name in a bank or depository in the country where such Sublicensing Revenue Due INEX is generated. Hana shall make such deposit within ten (10) days of Hana or its Affiliate’s receipt of said foreign currency. The last date of signature of any duly executed sublicensing agreement between Hana and a Sublicensee shall be deemed to be the date upon which Sublicensing Revenue Due INEX is received by Hana for the purposes of determining the percentage of Sublicensing Revenue Due INEX payable to INEX pursuant to Sections 5.7(b) and 5.7(c). Hana shall make Commercially Reasonable Efforts to inform INEX in a timely manner of material legislative and economic changes in such country in which such deposit was made so as to enable INEX to more readily access, convert and/or transfer from such country, INEX’s share of Sublicensing Revenue Due INEX deposited in such country by Hana

(vi)
Notwithstanding Section 5.7(e)(v), if any Sublicensing Revenue Due INEX other than cash is payable to, collected or received by Hana or its Affiliates, Hana may elect to pay to INEX, INEX’s share of Sublicensing Revenue Due INEX by way of cash, common stock of Hana, common stock of another corporation acceptable to INEX, or any combination thereof. If Hana elects to pay INEX using the common stock of Hana or the common stock of another corporation acceptable to INEX, the following shall apply:

(A)
the last date of signature of any duly executed sublicensing agreement between Hana and a Sublicensee shall be deemed to be the date upon which Sublicensing Revenue Due INEX is received by Hana for the purposes of determining the percentage of Sublicensing Revenue Due INEX payable to INEX pursuant to Sections 5.7(e)(i) and 5.7(e)(ii);

(B)
the value of the economic benefit of the Sublicensing Revenue Due INEX established by a Third Party banker or valuator, measured in Dollars and applied to the percentage entitlement of INEX determined pursuant to Section 5.7(e)(vi)(A), shall be the assessed value (the “Assessed Value”) to be used in determining the number common stock of Hana or of another corporation acceptable to INEX payable to INEX pursuant to Section 5.7(e)(vi)(C); and

(C)	Hana will pay INEX using common stock of Hana or of another corporation acceptable to INEX as follows:

(1)	the Parties will mutually agree on the par value per share of common stock of Hana or of another corporation acceptable to INEX; and

(2)
Hana will issue or assign to INEX as applicable, a number of common stock of Hana or of another corporation acceptable to INEX by dividing the Assessed Value by the FMV as of the date upon which Sublicensing Revenue Due INEX was deemed to have been received by Hana pursuant to Section 5.7(e)(vi)(A).

If Hana elects to pay Sublicensing Revenue Due INEX using a combination of cash and common stock as described in this Section, the Assessed Value used to calculate the stock payable shall be reduced by the value of Dollars actually paid to INEX in accordance with Section 5.7(e)(v).

(D)	Hana’s payment of Sublicensing Revenue Due INEX in the form of stock pursuant to this Section shall be made within ten (10) days of Hana’s receipt of same.

(vii)
Hana’s payment of Sublicensing Revenue Due INEX under this Section 5.7(e) shall be accompanied by an accounting setting out all Sublicensing Revenue Due INEX payable to, collected or received by Hana or its Affiliates, segmented according to Product, Sublicensee identified by name, and the last date on which each sublicensing agreement was executed.

(f)	Third Party Payments

(i)	If, during the term of this Agreement:

(A)	Hana and INEX mutually agree that it is necessary to seek a license from any Third Party in the Territory in order to avoid infringement during the exercise of the rights herein granted; or

(B)
if as a result of any complaint alleging infringement or violation of any patent or other Intellectual Property Rights is made against Hana, its Affiliate or its Sublicensee with respect to the Manufacture, use or sale of a Product in the Hana Field, where such Manufacture, use or sale is encompassed by the Technology, and a settlement, consent judgement or award of Damages determined by a court of competent jurisdiction requires Hana to make payment of Damages to a Third Party in satisfaction of such complaint; or

(C)	if an independent, mutually acceptable Third Party patent attorney determines that such a license is required (in accordance with the procedure outlined in this Section 5.7(f)(i);

Hana shall pay all royalties, Damages or other amounts to the Third Party (the “Offset Amount”), and subject to Section 5.7(f)(ii), Hana’s sole remedy from INEX for such payment shall be to offset or credit [***] percent ([***]%) of the Offset Amount against future payments otherwise due INEX as royalties hereunder. Royalties due INEX shall not, however, be reduced by more than [***] percent ([***]%) of the applicable royalties set forth in Sections 5.7(b)(ii) and 5.7(c)(ii) during any given calendar year. Any uncredited portion of the permitted Offset Amount will be carried forward until the full permitted Offset Amount has been satisfied. The Offset Amount shall not include any punitive award payable to the Third Party (the “Punitive Amount”), and thus any Punitive Amount is not to be offset or credited against future royalty payments due INEX. In the event that the Parties are unable to agree on whether any such license is needed or on the terms of such license, the Parties shall submit such dispute to an independent, mutually acceptable Third Party patent attorney for a final and binding determination of such dispute, and the Parties shall equally share the cost of engaging such patent attorney.

(ii)
Notwithstanding the provisions of Section 5.7(f), if the license from the Third Party or the royalty or other amount payable to such Third Party gives rise to an indemnification obligation under one or more of the Definitive Agreements in favour of Hana on the part of INEX, then such royalty or other amount shall be paid by INEX as Damages in accordance therewith; provided however, that Hana agrees to use all reasonable efforts to avoid a finding of wilful infringement of such Third Party’s rights.

(g)	Compulsory Licenses

In the event that a government agency in any country of the Territory grants or compels INEX, Hana, or either of their respective Affiliates or Sublicenses to grant a right to commercialize Product to any Third Party, Hana may, at its sole option, either:

(i)	avail itself of the royalty reduction set out in Sections 5.7(b)(iv) and 5.7(c)(iv), if applicable; or

(ii)	have the benefit in such country of the same terms granted to such Third Party to the extent that such terms taken as a whole are more favourable than those of this Agreement.

(h)	Withholding Taxes

Any tax which Hana is required to pay or withhold with respect of license fees, royalty payments and milestone payments to be made to INEX hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, Hana shall give INEX such assistance, which shall include the provision of such documentation as may be required by the US Internal Revenue Service and other revenue services, as may reasonably be necessary to enable INEX to evidence such payment, claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax. The Parties agree that:

(i)	Hana shall be deemed to be the sole payer of payments owed to INEX under this Agreement and shall not have the right to substitute any domestic or foreign Affiliate for that purpose, and

(ii)
in the event that Hana takes any action, including, without limitation, the assignment of this Agreement, any sublicensing permitted hereby, any change of jurisdiction of residence or any reorganization or change in its business or structure so that, after such action, the withholding tax on the payments under this Agreement would be substantially more than those in effect on the Effective Date, Hana shall either:

(A)	with the co-operation of INEX, arrange its affairs so that the withholding tax consequences to INEX are not materially worse than those in effect prior to such action; or

(B)	gross up the payments otherwise owed to INEX so that INEX receives net of withholding taxes the amount INEX would have received but for such action.

(i)	Foreign Payments

Where payments are due INEX hereunder for sales of a Product in a country in the Territory where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for Hana, any Affiliate or Sublicensee to transfer such payments to INEX, such payments shall be deposited in whatever currency is allowable by the Person not able to make the transfer for the benefit or credit of INEX in an accredited bank in that country in the Territory that is reasonably acceptable to INEX.

(j)	Method of Payment

Hana shall make all payments due under this Agreement in Dollars by wire transfer of funds via the Federal Reserve Wire Transfer System to each of INEX’s and the University’s account as designated in writing by each of INEX and the University to Hana.

(k)	Late Payments

Any payment by Hana or INEX that is not paid on or before the date such payment is due under this Agreement shall bear interest at a rate equal to the lesser of:

(i)	the Prime Rate(s) during the period of late payment plus [***] percent ([***]%) interest compounded monthly, or

(ii)	the maximum rate permitted by law;

calculated based on the number of days that payment is delinquent until full payment has been made.

(l)	Records

Hana shall keep, and shall require all Affiliates and Sublicensees to keep, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the royalties payable hereunder for a period of three (3) years after the date such royalties became payable.

(m)	Audits

During the Term, after the first commercial sale of Product and for a period of one (1) year following termination of this Agreement, INEX shall have the right from time to time (not to exceed once during each calendar year) to have either its internal financial audit personnel or an independent firm of accountants (i.e., a certified public accountant or like person reasonably acceptable to Hana) inspect such books, records and supporting data of Hana, provided such audit shall not cover such records for more than the preceding five years. Such independent firm of accountants shall perform these audits at INEX’s expense upon reasonable prior notice and during Hana’s regular business hours, and shall agree as a condition to such audit to maintain the confidentiality of all information of Hana disclosed or observed in connection with such audit and to disclose to INEX only whether Hana has complied with its obligations under this Agreement with respect to the accuracy of the royalty statements, payments and permitted deductions. If the result of such audit demonstrates an underpayment by Hana to INEX of [***]% or more, Hana shall pay for the reasonable costs of such audit, and shall immediately pay to INEX the underpayment together with interest thereon at the Royal Bank of Canada prime lending rate prevailing at the time, plus [***] ([***]%).

(n)
Hana and INEX understand and recognize that there are a number of license, sublicense and other agreements between the parties comprising the grant of rights by INEX to Hana. Notwithstanding that Hana’s financial obligations to INEX may be repeated or referentially incorporated in part or in whole in each such agreement, the Parties agree that Hana’s cumulative financial obligation to INEX shall comprise the following:

(i)	the Closing Payment;

(ii)	the Closing Shares;

(iii)	Hana’s assumption of all payment obligations of INEX to:

(A)	the BCCA pursuant to the BCCA Agreements as defined in the License Agreement;

(B)	MD Anderson pursuant to the MD Anderson License as defined in the License Agreement; and

(C)	the University pursuant to the UBC License;

(iv)	Royalties Due INEX pursuant to this Agreement; and

(v)	Sublicensing Revenue Due INEX pursuant to this Agreement.

Article 6   PATENTS

6.1  IP Committee

The Parties will establish an IP committee (the “IP Committee”) comprised of an equal number of Representatives of each Party to coordinate patent prosecution and maintenance of the Patents. The IP Committee will conduct planning meetings as frequently as the Parties deem necessary. The primary method of meeting will be teleconference. The cost of conducting IP Committee meetings shall be allocated between the Parties pro-rata based on the combined average of each Party’s percentages of responsibilities set forth in each of the patent schedules attached to the Definitive Agreements.

6.2  Responsibility for Patent Prosecution and Maintenance

Subject to prior consultation with the University and to the University giving its consent in respect of each material decision to be made concerning any Patent, the Parties may pursue patent prosecution and maintenance as follows:

(a)	In respect of all patent and patent applications identified in Schedule “A”, Hana shall be responsible for:

(i)	the continued prosecution of any such pending patent applications to the issuance of the resulting patents;

(ii)	the maintenance of all such issued Patents; and

(iii)
the filing of additional patent applications for such Patents in any jurisdiction world-wide, including, without limitation, any continuations, continuations-in-part, divisionals, patents of addition, reissues, re-examinations and extensions of or substitutes therefore, which additional patent applications (and resulting patents) shall be automatically included in the Patents, and the provision of this Article 6 shall apply thereto.

All reasonable costs and expenses arising from Hana’s patent prosecution and maintenance shall be allocated between the Parties pro-rata based on the percentages set forth in Schedule “A”.

(b)
Notwithstanding the allocation of patent prosecution and maintenance costs set forth in this Section 6.2, if Hana requests IP Services from INEX in respect of any activities which would otherwise have been performed by Hana pursuant to Section 6.2(a) , INEX shall be entitled to payment of IP Services in accordance with the provisions of Section 6.9 herein and the applicable provisions of the Service Agreement

(c)
Hana shall be responsible for the prosecution of the pending patent applications included in the Patents in accordance with the responsibilities set forth in Section 6.2(a) and cost allocations set forth in Schedule “A”. The cost allocations set out in Schedule “A” shall be subject to review and amendment by mutual agreement of the Parties on an annual basis on or before December 31 of each year during the Term. In the event that the parties cannot reach agreement on or before December 31, the matter will be resolved by arbitration in accordance with Section 14.3.

(d)
Hana shall diligently pursue the prosecution of all patent applications in accordance with the responsibilities set forth in Section 6.2(a) and cost allocations set forth in Schedule “A” to issuance of the resulting patents and shall not abandon, withdraw or discontinue prosecution of any pending patent applications included in the Patents without first consulting with and obtaining the prior written consent of INEX, which consent shall not be withheld if the Parties agree that the issuance of a patent from such application is unlikely.

(e)
At the request of INEX, Hana shall diligently pursue and prosecute additional patent filings relating to the Patents and Technologies in any jurisdiction worldwide in accordance with the responsibilities set forth in Section 6.2(a) and cost allocations set forth in Schedule “A”.

(f)
Either Party may request the other Party to file new patent applications, divisionals, provisionals, non-provisionals, continuations and continuations-in-part to ensure that Valid Claims on Patents remain pending. If the Party having primary responsibility for patent prosecution and maintenance decides not to meet such request, the requesting Party shall be entitled to, at the requesting Party’s election:

(i)	refer the matter to arbitration pursuant to 14.3; or

(ii)	perform such filings and take such actions as it deems necessary and at its sole cost.

If the requesting Party elects not to refer the matter to arbitration, the other Party shall, at the sole cost of the requesting Party:

(iii)
cooperate with the requesting Party perform such filings and take such actions as may be required by the requesting Party if the requesting Party does not have standing to perform such filings and take such actions; or

(iv)	grant the requesting Party a power-of-attorney to perform such filings and take such actions as may be required by the requesting Party;

to ensure that Valid Claims to the Patents remain pending.

6.3  Identification of Additional Process or Use

Hana shall have the rights, with reasonable input from INEX and the University, to identify any process, use or products in the Hana Field arising out of the Technology that may be patentable and may provide written notice thereof to INEX, upon which Hana shall take all reasonable steps to obtain a patent assigned to the University provided that the costs of applying for, registering, and maintaining the patent shall be shared by the Parties in accordance with the cost allocations set forth in Schedule “A” for those jurisdictions in which Hana determines that a patent is required. In the event that the Parties cannot agree on an allocation of such costs within a reasonable time, the matter will be resolved in accordance with the dispute resolution procedure described under Section 14.3.

6.4  Issuance of Patent

On the issuance of a patent for the Technology applied for in accordance with Section 6.3 and/or 6.5, Hana shall have the right to become, and shall become the sublicensee of the same within the Hana Field, all pursuant to the terms contained herein, and Schedule“A” will be deemed to be amended to include such patents.

6.5  Improvements

For the purposes of this Section 6.5, “Improvements” means, in respect of any Patents:

(a)
any and all patents and any and all patent applications that claim priority to such Patents (whether complete or incomplete or whether filed or unfilled) including, but not limited to, provisional, non-provisional, continuations and continuations-in-part, and divisional patent applications and registrations in any jurisdiction world-wide; and

(b)	any and all inventions arising from such patents or patent applications whether patented or not.

To the extent possible, and unless precluded by any present or future agreement of Hana or its Sublicensees, any Improvements made:

(c)	by Hana, whether solely or jointly with any Person other than a Sublicensee;

(d)	by a Sublicensee, whether solely or jointly with any Person other than Hana; or

(e)	jointly by Hana and a Sublicensee;

shall be solely owned by the University. Hana and/or its Sublicensees shall assign or cause to be assigned to the University all right, title and interest in and to such Improvements. Such Improvements shall be added to Schedule“A”. Hana shall ensure that its Representatives who perform any portion of its obligations under this Agreement have entered into written agreements with such Hana whereby such Representatives assign to the University all ownership rights in any Intellectual Property Rights made or developed by such Representatives in the course of such work for Hana.

6.6  Consultation and Reporting

Subject to prior consultation with the University and to the University giving its consent in respect of each material decision to be made concerning any Patent, the Parties may pursue patent prosecution and maintenance as follows:

(a)
On a timely basis, Hana will consult with or instruct its patent agent(s) and/or patent counsel(s) to consult with INEX, and INEX will consult with or instruct its patent agent(s) and/or patent counsel(s) to consult with Hana, regarding the claims and any proposed amendments thereto of:

(i)	any Patents pending and issued; and

(ii)	any additional patent applications to be included in the Patents;

to ensure that the scope of patent coverage is adequate for the uses of the Patents contemplated by each of Hana and INEX.

(b)
On a timely basis, Hana shall provide INEX with copies of the material correspondence and documents which Hana sends or receives in connection with the application, prosecution and maintenance of Patents, and INEX shall provide Hana with copies of the material correspondence and documents which INEX sends or receives in connection with the application, prosecution and maintenance of Patents

(c)
Provided a Party has provided timely notice and copies of material correspondence to the other Party of any matter requiring any action relating to any application, prosecution or maintenance of the Patents, the Party providing timely notice shall not be found to be in breach of its obligations under this Article 6 if the other Party, its patent agent(s) and/or patent counsel(s) fail to consult with or provide written instructions to the Party providing timely notice, at least five (5) Business Days prior to any deadline including an extendible deadline, in respect of any action required for the application, prosecution or maintenance of the Patents.

(d)	Hana acknowledges and agrees that any report provided by Hana to INEX in accordance with this Article 6 may be used by INEX in INEX’s preparation of reports to the University.

6.7    Reports

On a quarterly basis, on or before the last day of each Calendar Quarter during the Term, each Party shall advise the other Party and the University in writing of the material actions which each Party has undertaken concerning the application, prosecution and maintenance of the Patents.

6.8	Abandonment, Withdrawal or Discontinuance

(a)	Notwithstanding each Party’s obligation under Section 6.2, should either Party decide to:

(i)
discontinue pursuing one or more patent applications, patent protection or patent maintenance for one or more patents in relation to the Patents or any continuation, continuation in-part, divisional, reissue, re-examination or extension thereof for any reason;

(ii)	not pursue patent protection in relation to the Patents in any specific jurisdiction for any reason; or

(iii)	discontinue or not pursue patent protection in relation to any further process, use or Product arising out of the Patents in any jurisdiction for any reason;

then such Party (the “Abandoning Party”) shall provide the other Party (the “Non-Abandoning Party”) with prior written notice of its decision to discontinue or not to pursue one or more patent applications, patent protection, or patent maintenance, in relation to the Patents (the “Notice of Abandonment”), and to provide sufficient detail to the other Party in sufficient time, such time not to be less than thirty (30) Business Days, to enable the other Party to file a patent application or continue pursuing an existing patent application in accordance with Sections 6.8(e) or 6.8(g). The Parties agree that any Notice of Abandonment must be given to the other Party with sufficient advance notice to enable the other Party to comply with Sections 6.5, 6.6. and 6.7 of the UBC License.

(b)
The Notice of Abandonment to be given by the Abandoning Party pursuant to Section 6.8(a) shall clearly identify the patent applications, patent protection, and/or patent maintenance for the Patents to be abandoned.

(c)
Each of the Parties agrees that notwithstanding any provision to the contrary in this Agreement, effective upon the date of the Non-Abandoning Party’s receipt of the Notice of Abandonment, the Abandoning Party shall lose all right to any and all uses of:

(i)	the patent(s) and patent application(s) to which such Party’s Notice of Abandonment applies; and

(ii)	any continuation, continuation-in-part, divisional, reissue, re-examination, or extension of or to the foregoing;

(any one of the above being the “Discontinued Patent”).

(d)
Subject to Hana having obtained the University’s prior written consent to the abandonment of a Patent if Hana gives Notice of Abandonment to INEX pursuant to Sections 6.8(a) and 6.8(b), this sublicense shall be terminated with respect solely to the Discontinued Patent, and Hana shall forfeit the right to any and all uses of the Discontinued Patent and technology claimed in such Discontinued Patent. Schedule“A” will be deemed to be amended to exclude such Discontinued Patent and technology claimed in such Discontinued Patent from the grant of sublicense contained herein.

(e)
If Hana has given Notice of Abandonment to INEX pursuant to Sections 6.8(a) and 6.8(b), and INEX wishes to continue to pursue any patent applications, patent protection and/or patent maintenance in relation to Hana’s Discontinued Patent:

(i)
within ten (10) Business Days of INEX’s receipt of Hana’s Notice of Abandonment, INEX shall provide Hana with written notice of INEX’s intention to pursue any patent applications, patent protection and/or patent maintenance in relation to Hana’s Discontinued Patent;

(ii)	Hana shall relinquish patent prosecution and maintenance of Hana’s Discontinued Patent and INEX shall assume patent prosecution and maintenance of same, at INEX’s sole cost and expense; and

(iii)	notwithstanding the Non-Competition Terms, INEX shall have the exclusive right to use Hana’s Discontinued Patent and technology claimed in Hana’s Discontinued Patent, in the Hana Field.

(f)
Subject to INEX having obtained the University’s prior written consent to the abandonment of a Patent, If INEX gives Notice of Abandonment to Hana pursuant to Sections 6.8(a) and 6.8(b), INEX shall forfeit the right to any and all uses of the Discontinued Patent and technology claimed in any Discontinued Patent, notwithstanding that INEX may remain the nominal owner of such Discontinued Patent.

(g)
If INEX has given Notice of Abandonment to Hana pursuant to Sections 6.8(a) and 6.8(b) and Hana wishes to continue to pursue any patent applications, patent protection and/or patent maintenance in relation to INEX’s Discontinued Patent:

(i)
within ten (10) Business Days of Hana’s receipt of INEX’s Notice of Abandonment, Hana shall provide INEX with written notice of Hana’s intention to pursue any patent applications, patent protection and/or patent maintenance in relation to INEX’s Discontinued Patent, at Hana’s sole cost and expense; and

(ii)	notwithstanding the Non-Competition Agreement, Hana shall have the exclusive right to use INEX’s Discontinued Patent and the technology claimed in INEX’s Discontinued Patent, outside the Hana Field.

(h)
INEX may request Hana to perform Hana’s responsibilities set forth in Sections 6.2(a) in respect of a particular patent or patent application. If Hana is unwilling or unable to perform its responsibility in a timely manner, INEX may, with three (3) days prior written notice, perform the particular activity(ies) requested in respect of such patent or patent application. Hana shall pay all reasonable costs and out-of-pocket expenses actually incurred by INEX to perform the particular activity(ies) requested, within thirty (30) days of Hana’s receipt of INEX’s invoice for such costs and out-of-pocket expenses. For the purposes of this Section 6.8(h), reasonable costs shall be calculated using the FTE Rate set forth in the Service Agreement, and notwithstanding any termination of the Service Agreement.

6.9    Costs of Patent Application, Prosecution and Maintenance

(a)
Commencing from the date that an Abandoning Party has lost all entitlement to a Discontinued Patent, such Abandoning Party shall not be required to share in any costs (and fees for IP Services if INEX is the Abandoning Party) associated with the application, prosecution, and/or maintenance of any Patents in the Discontinued Patent.

(b)
Subject to Section 6.8 and notwithstanding any termination of the Service Agreement, for as long as INEX continues to perform at Hana’s request, the activities required for intellectual property portfolio management and all associated activities including, without limitation, patent application, filing, prosecution and maintenance, and payment of all government and legal fees required to apply for, prosecute and maintain the Patents described in Section 6.2(a) (the “IP Services”), Hana, its successors, assigns or any Person(s) who acquires any interest in any of the Technology will jointly and severally be responsible for paying INEX:

(i)
[***] percent ([***]%) of all reasonable out-of-pocket costs, including, without limitation, filing fees, fees for external counsel(s), patent agent(s), contractors, travel, and lodging expenses incurred by INEX to provide IP Services; and

(ii)
[***] percent ([***]%) of the personnel costs incurred by INEX, calculated at INEX’s FTE Rate, pro rated to reflect the actual time employees, contractors or consultants of INEX spend providing IP Services; provided however, that on each anniversary of the Effective Date, the FTE Rate shall be raised by a percentage equal to the percentage increase in the Consumer Price Index (All Items) for the province of British Columbia for the twelve (12) month period ending with December of the calendar year immediately preceding such anniversary date; and

(iii)
[***] percent ([***]%) of all out-of-pocket costs and [***] percent ([***]%) of all personnel costs incurred by INEX to provide IP Services in respect of any Discontinued Patent which Hana has elected to continue pursuing patent protection, pursuant to Section 6.8(g).

(c)
INEX will invoice Hana monthly for all costs set forth in Section 6.9(b), plus all applicable taxes thereon, on or before the 30th day after the end of the month in which the IP Services were rendered and/or expenses incurred; provided however, that any out-of-pocket costs incurred which are not captured in any invoice may be captured in subsequent invoices. Hana will pay all amounts due and payable hereunder in full in US Dollars to INEX within thirty (30) days of the date of each such invoice, by cheque or wire transfer to the account specified by INEX.

(d)
Notwithstanding Section 6.9(c), during the Term, INEX shall not combine Hana’s payment obligations for IP Services under the Service Agreement together with Hana’s payment obligations under this Section to recover from Hana, its successors, assigns or any Person(s) who acquires any interest in any of the Technology, more than the total monthly costs set forth in Section 6.9(b) in any given month.

6.10   Late Payments
Any payment due under Section 6.9 that is not paid on or before the date such payment is due shall bear interest at a rate equal to the lesser of:

(a)	the Prime Rate(s) during the period of late payment plus [***] percent ([***]%) interest compounded monthly; or

(b)	the maximum rate permitted by law;

calculated based on the number of days that payment is delinquent until full payment has been made.

6.11  Co-operation
Each Party agrees to obtain the co-operation of its Representatives in the assignment of any Intellectual Property Rights addressed by this Agreement and the preparation, filing, and prosecution of any patent application or registrations which may arise under this Agreement. Such co-operation shall include:

(a)
making available to the other Party or such other Party’s Representatives whom the other Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection of the Patents; and

(b)	executing and causing its Representatives to execute all legal documents reasonably necessary to support the assignment, filing, prosecution and maintenance of said Patents.

6.12  Injunctive Relief

Each Party acknowledges the competitive and technical value and the sensitive and confidential nature of the Confidential Information and agrees that monetary damages alone will be inadequate to protect the other Party’s interests against any actual or threatened material breach of this Agreement. Accordingly, each Party consents to the granting of specific performance and injunctive or other equitable or other relief to the other Party in respect of any actual or threatened breach of this Agreement, without proof of actual damages. These specific remedies are in addition to any other remedy to which the Parties may be entitled at law or in equity.

Article 7   DISCLAIMERS, REPRESENTATIONS AND WARRANTIES

7.1  Disclaimer

(a)
,The University makes no representations, conditions, or warranties, either express or implied, with respect to the Technology or the Product. Without limiting the generality of the foregoing, the University specifically disclaims any implied warranty, condition, or representation that the Technology or the Product:

(i)	shall correspond with a particular description;

(ii)	are of merchantable quality;

(iii)	are fit for a particular purpose; or

(iv)	are durable for a reasonable period of time.

(b)
The University shall not be liable for any Damages, or any other loss whether direct, indirect, consequential, incidental, or special which Hana or its Affiliates suffer arising from any defect, error, fault, or failure to perform with respect to the Technology or Product, even if the University has been advised of the possibility of such defect, error, fault, or failure. Hana and its Affiliates acknowledge that they have been advised by the University and INEX to undertake their own due diligence with respect to the Technology and Product.

(c)
EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER INEX NOR HANA MAKES, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.2  International Sale of Goods Act Not Applicable

The Parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

7.3  No Implied Warranties

Nothing in this Agreement shall be construed as:

(a)
a warranty or representation by the University or INEX as to title to the Technology or that any Product or anything made, used, sold or otherwise disposed of under the sublicense granted in this Agreement will not infringe the patents, copyrights, trade-marks, industrial design or other intellectual property rights of any third parties, including any patents, copyrights, trade-marks, industrial design or other intellectual property rights owned, in whole or in part, by UBC, or licensed directly or indirectly by UBC to any Person;

(b)	a warranty or representation by UBC that Hana or its Affiliates or any of their Sublicensees have, or will have the freedom to operate or practice the Technology; or

(c)
an obligation by the University to bring or prosecute or defend actions or suits against any Person for infringement of patents, copyrights, trade-marks, industrial designs or other intellectual property or contractual rights; or

(d)	the conferring by the University of the right to use in advertising or publicity the name of INEX or the University or UBC Trade-marks.

7.4     Limited Warranty

INEX warrants that to the best of its knowledge, without making any enquiry, as of the date of execution of this Agreement, in respect of the Technology which is identified in Schedule“A” as of the Effective Date, the rights in the Patent(s) of all UBC inventors listed therein have been assigned to the University, and no claims have been filed or served on the University or threatened in writing in respect of the Technology.

7.5     Conduct of Infringement Proceedings

Notwithstanding Section 7.3, in the event of:

(a)
an alleged infringement by a Third Party of the Technology or of any right with respect to the Technology by the manufacture, sale, services or use of products derived from the Technology in the Hana Field; or

(b)
any complaint by Hana alleging any infringement by a Third Party with respect to the Technology or to any right with respect to the Technology by the manufacture, sale, services or use of product or services in the Hana Field;

subject to first obtaining the prior written consent of the University under the UBC License granting INEX the right to prosecute such litigation and subject further to the University consenting to INEX granting Hana the right to prosecute such litigation, the following shall apply:

(c)	Hana shall have the first right, in its sole discretion, to prosecute or defend such litigation;

(d)
if Hana does not take steps to prosecute or defend such litigation within thirty (30) days after receipt of notice thereof, INEX may take such legally permissible action as it deems necessary or appropriate to prosecute or defend such litigation, but shall not be obligated to do so;

(e)
the Party prosecuting or defending such litigation (in this Section, the “Litigating Party”) shall have the right to control such litigation and shall bear all legal expenses (including court costs and legal fees), but it shall have no right to settle any dispute in any manner which will restrict the claims in or admit any invalidity of any Patent(s) or significantly adversely affect the rights of the other Party to this Agreement (the “Non-litigating Party”). By way of example and not by way of limitation, there shall be no right of the Litigating Party to stipulate or admit to the invalidity or unenforceability of any Patent(s). Before any action is taken by the Litigating Party which could abridge the rights of the Non-litigating Party hereunder, the Parties agree to, in good faith, consult with a goal of adopting a mutually satisfactory position;

(f)
the Parties further acknowledge that solely to the extent that any final disposition of the litigation that will restrict the claims in or admit any invalidity of any Patent(s) or significantly adversely affect the University’s rights, any such disposition of the litigation requires the full consultation with and approval by the University under the UBC License;

(g)
the Non-litigating Party agrees to co-operate reasonably in any such litigation to the extent of executing all necessary documents, supplying essential documentary evidence and making essential witnesses then in its employment available and to vest in the Litigating Party the right to institute any such suits, so long as all the direct or indirect costs and expenses of bringing and conducting any such litigation or settlement shall be borne by the Litigating Party, provided that INEX and Hana shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. Any excess amount remaining after satisfaction of the Parties’ recovery of their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party (the “Excess Amount”) shall be shared between Hana and INEX on the same basis as set forth in Sections 5.7(b)(ii) and 5.7(c)(ii) with respect to Royalties from Net Sales of Product in the applicable jurisdiction; provided however, that any Excess Amount in the form of punitive damages shall be shared between Hana and INEX in proportion to each Party’s contribution to litigation expenses. In the event a settlement or consent judgement does not distinguish between the forms of damages payable by the Third Party, and Hana and INEX cannot agree on what portion, if any, of the Excess Amount constitutes punitive damages, the Parties will refer the matter to arbitration in accordance with 14.3;

(h)
the Litigating Party shall keep the Non-litigating Party and the University fully informed of the actions and positions taken or proposed to be taken by the Litigating Party (on behalf of itself or a sublicensee) and actions and positions taken by all other parties to such litigation;

(i)
in the event that INEX prosecutes or defends such litigation, Hana may elect to participate formally in the litigation to the extent that the court may permit, but any additional expenses generated by such formal participation shall be paid by Hana (subject to the possibility of recovery of some or all of such additional expenses as described in Section 7.5(g) or from such other parties to the litigation);

(j)
in the event that Hana prosecutes or defends such litigation, Hana acknowledges that the University may elect to participate formally in the litigation to the extent that the court may permit, but any additional expenses generated by such formal participation shall be paid by the University (subject to the possibility of recovery of some or all of such additional expenses from such other parties to the litigation); and

7.6    Breach of Confidence Proceedings

In the event of an alleged infringement of the Technology, breach of confidentiality respecting Confidential Information or any Third Party use of Confidential Information, INEX and Hana agree that they shall reasonably cooperate to enjoin such Third Party’s use of such Confidential Information

7.7    Defense of Infringement Proceedings

Subject to the consent of the University under the UBC License granting INEX the right to prosecute such litigation and subject further to the University consenting to INEX granting Hana the right to prosecute such litigation, the following shall apply:

(a)
If any complaint alleging infringement or violation of any patent or other proprietary rights is made against Hana or its Sublicensee, with respect to the Manufacture, use or sale of a Product, the following procedure shall be adopted:

(i)
Hana shall promptly notify INEX upon receipt of any such complaint and shall keep INEX fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by Hana (on behalf of itself or a Sublicensee);

(ii)
if such complaint gives rise to an indemnification obligation under the Definitive agreements in favor of Hana (or its Sublicensee) on the part of INEX, then INEX shall defend such suit and all costs and expenses incurred by Hana (or its Sublicensee) in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/or costs to any Third Party, shall be paid by INEX;

(iii)
if such complaint does not give rise to an indemnification obligation under the Definitive Agreements in favor of Hana on the part of INEX, then Hana shall have the right but not the obligation to defend such suit and all costs and expenses incurred by Hana (or any Sublicensee) in investigating, resisting, litigating and settling such a complaint, including the payment of any award of Damages and/or costs to any Third Party, shall be paid by Hana (or any Sublicensee, as the case may be); and

(iv)	in any event, INEX and Hana shall assist one another and cooperate in any such litigation at each Party’s own expense.

(b)
If any complaint alleging infringement or violation of any patent or other proprietary rights is made against INEX, its Affiliate or sublicensee with respect to the Manufacture, use or sale of a Product, the following procedure shall apply:

(i)
INEX shall promptly notify Hana in writing upon receipt of any such complaint setting out full details thereof and shall keep Hana fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by INEX(on behalf of itself, its Affiliate or a sublicensee);

(ii)
if such a complaint gives rise to an indemnification obligation under the Definitive Agreements in favor of INEX (or its Affiliate or sublicensee) on the part of Hana, then Hana shall defend such suit and all costs and expenses incurred by INEX (or its Affiliate or sublicensee) in investigating, resisting, litigating and settling such a complaint, including the payment of any award of Damages and/or costs to any Third Party, shall be paid by Hana;

(iii)
If such complaint does not give rise to an indemnification obligation under the Definitive Agreements in favor of INEX (or its Affiliate or sublicensee) on the part of Hana, then INEX shall have the right but not the obligation to defend such suit and all costs and expenses incurred by INEX (or its Affiliate or sublicensee) in investigating, resisting, litigating and setline such a complaint, including the payment of any award of Damages and/or costs to any Third Party, shall be paid by INEX;

(iv)	In any event, INEX and Hana shall assist one another and cooperate in any such litigation at each Party’s own expense.

(c)
With regard to costs and expenses incurred by Hana (or any Sublicensee) under Sections 7.7(a)(iii) or 7.7(b)(ii) in investigating, resisting, litigating and settling such a complaint, including the payment of any award of Damages and/or costs to any Third Party (the “Offset Amount”), but not including any punitive award (the “Punitive Amount”), Hana (or any Sublicensee) shall be entitled to offset or credit [***] percent ([***]%) of the Offset Amount against future payments otherwise due INEX as set forth in Section 5.7(f)(i). With regard to any Punitive Amount (eg. willful infringement), the same is not included in the Offset Amount and is not to be offset or credited against future payments due INEX.

(d)
In the event a complaint is made under either of Sections 7.7(a) or 7.7(b), no settlement or consent judgment or other voluntary final disposition may be entered into without the consent of the other Party or the University if such settlement would require the other Party or the University to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any Licensed Patents or significantly adversely affect the rights of the other Party or the University.

(e)
If as a result of a proceeding alleging infringement or violation of any patent or other proprietary rights is made against Hana or its Sublicensee with respect to the Manufacture, use or sale of a Product, Hana agrees with a complainant to not pursue a Product which would otherwise generate a Royalty, the Parties agree that, in the event the University desires to acquire a co-exclusive right with Hana to the patent(s) for use of the Product for a specific field in the Hana Field, Hana agrees to enter negotiations with the University for such a co-exclusive right.

7.8    Co-operation with Other Licensees

Hana acknowledges that INEX may grant to its other sublicensees in respect of fields outside the Hana Field, rights similar to those granted to Hana under Sections 7.5, 7.6, 7.7 and this Section 7.8. If INEX grants such rights to its other sublicensees, in the event of any litigation in respect of:

(a)	fields outside the Hana Field that may reasonably affect Hana’s use of the Technology in the Hana Field or the Manufacture, use or sale of Product by Hana; or

(b)
the Hana Field that may reasonably affect INEX or one or more of INEX’s sublicensee’s use of the Technology outside the Hana Field or the manufacture, use or sale of products outside the Hana Field by INEX or one or more other such sublicensee(s);

then Hana, INEX and such other sublicensees (to the extent such sublicensees agree), will use good faith efforts to determine jointly the course of action, if any, necessary or appropriate to prosecute or defend the litigation. INEX will use reasonable efforts to include in its Sublicense Agreements entered into after the Effective Date, provisions that allow the participation of Hana as contemplated herein.

7.9    Hana Representations and Warranties

Hana hereby represents and warrants to INEX and the University that, as of the Effective Date:

(a)
Hana is a corporation duly organised, existing, and in good standing under the laws of Delaware and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorised by all requisite corporate proceedings;

(b)
the execution, delivery and performance by Hana of this Agreement do not contravene or constitute a default under any provision of applicable law or its articles or by-laws (or equivalent documents) or of any judgment, injunction, order, decree or other instrument binding upon Hana;

(c)
all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by Hana of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by Hana of this Agreement;

(d)
this Agreement constitutes a valid and binding agreement of Hana, enforceable against Hana in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally;

(e)
the execution, delivery and performance by Hana of this Agreement do not and will not conflict with or result in a material breach of any of the terms and provisions of any Third Party agreement of Hana entered into as of the Effective Date;

(f)	Hana is not aware of any impediment, including without limitation any Third Party agreement of Hana, which would prevent Hana from performing its obligations under this Agreement;

(g)	Hana will not enter into any Third Party agreement after the Effective Date which, in any way, will prevent Hana from performing all of its obligations hereunder;

(h)
the authorized capital stock of Hana consists of 100,000,000 shares of Common Stock, of which 22,658,202 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding. All of such issued and outstanding shares of Common Stock have been validly issued and are outstanding as fully paid and non-assessable;

(i)
the issuance of the Common Stock has been duly authorized by all necessary action on the part of Hana and no further action is required by Hana or its board of directors or shareholders to complete the issuance of the Common Stock;

(j)
the Common Stock, when issued, will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, charges, encumbrances and any rights of others. Hana has reserved from its duly authorized capital stock a number of shares sufficient to meet its obligations to issue the Common Stock hereunder; and

(k)
no consent, approval, authorization or other order of any governmental authority is required to be obtained by Hana in connection with the authorization and issuance of Common Stock, except for such registrations, filings or notices as have been made or as may be required to be made pursuant to U.S. or Canadian securities laws.

7.10  INEX Representations and Warranties

INEX warrants and represents to Hana and the University that, as of the Effective Date:

(a)
INEX is a corporation duly organised, existing, and in good standing under the laws of British Columbia and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorised by all requisite corporate proceedings;

(b)
the execution, delivery and performance by INEX of this Agreement do not contravene or constitute a default under any provision of applicable law or its articles or by-laws (or equivalent documents) or of any judgment, injunction, order, decree or other instrument binding upon INEX;

(c)
all licenses, consents, authorizations and approvals, if any, required for the execution, delivery and performance by INEX of this Agreement have been obtained and are in full force and effect and all conditions thereof have been complied with, and no other action by or with respect to, or filing with, any governmental authority or any other Person is required in connection with the execution, delivery and performance by INEX of this Agreement;

(d)
this Agreement constitutes a valid and binding agreement of INEX, enforceable against INEX in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally;

(e)
the execution, delivery and performance by INEX of this Agreement do not and will not conflict with or result in a material breach of any of the terms and provisions of any Third Party agreement of INEX entered into as of the Effective Date;

(f)	INEX is not aware of any impediment, including without limitation any Third Party agreement of INEX, which would prevent INEX from performing its obligations under this Agreement;

(g)	INEX will not enter into any Third Party agreement after the Effective Date which, in any way, will prevent INEX from performing all of its obligations hereunder;

(h)
except for the Intellectual Property Rights described in this Agreement, INEX neither owns nor controls any Intellectual Property Rights that would be required by Hana in order to make, have made, use, sell, offer for sale, import, and have imported Products in the Hana Field within the Territory;

(i)
to the actual knowledge of INEX, without independent investigation or inquiry, the rights to the Technology granted by INEX to Hana pursuant to this Agreement are all of the Intellectual Property Rights necessary for Hana to make, have made, use, sell, offer for sale, import, and have imported Products in the Hana Field within the Territory, without any infringement of or conflict with the Intellectual Property Rights of Third Parties.

Article 8   INDEMNITY AND LIMITATION OF LIABILITY
8.1    Rights of the University

(a)
Hana hereby indemnifies, holds harmless and defends the University, its Board of Governors, officers, employees, faculty, students, invitees and agents (collectively, in this Article 8, the “University Indemnified Parties”) against any and all claims (including all legal fees and disbursements incurred in association therewith) arising out of the exercise of any rights under this Agreement, the UBC License or the UBC Consent, including, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Technology or Product sublicensed under this Agreement by Hana, its Affiliates or its Sublicensees, or their customers or end-users howsoever the same may arise, or any injury or death to any Person or damage to any property caused by any Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made.

(b)	Hana agrees and acknowledges that subject to Section 8.1(c):

(i)
the University’s total liability, whether under the express or implied terms of this Agreement, the UBC License or the UBC Consent, in tort (including negligence), or at common law, for any loss or damage suffered by Hana or its Affiliates, whether direct, indirect, special, or any other similar or like damage, to the extent that such losses or damage may arise or does arise from any breaches of the UBC License, this Agreement or the UBC Consent, by the University Indemnified Parties, shall be limited to the sum of $[***] CDN; and

(ii)
INEX’s total liability, whether under the express or implied terms of this Agreement, in tort (including negligence), or at common law, for any loss or damage suffered by Hana, whether direct, indirect, special, or any other similar or like damage, to the extent that such losses or damage may arise or does arise from any breaches of the UBC License by the University Indemnified Parties, shall be limited to the sum of $[***] CDN.

(c)	In no event shall the University be liable for consequential or incidental damages arising from any breach or breaches of the UBC License, this Agreement or the UBC Consent.

8.2    Indemnification by INEX

Subject to limit set forth in Section 8.1(b)(ii), INEX hereby agrees that it shall be responsible for, indemnify, hold harmless and defend Hana, its Representatives, and their respective heirs, successors and assigns (collectively, the “Hana Indemnitees”), from and against any and all Damages suffered or incurred by any Hana Indemnitee arising out of, relating to, resulting from or in connection with any Third Party claims arising out of or relating to:

(a)	the breach of any representation or warranty made by INEX herein;

(b)	the default by INEX in the performance or observance of any of its obligations to be performed or observed hereunder; and

(c)	the breach by INEX of any Regulatory Requirements, regulations and guidelines in connection with any Technology.

The foregoing shall not apply to the extent that such Damages are due to:

(d)	the breach of any representation or warranty made by Hana herein;

(e)	the default by Hana in the performance or observance of any of its obligations to be performed or observed hereunder;

(f)	the breach by Hana or its Sublicensees, of any Regulatory Requirements, regulations and guidelines in connection with any Product; and

(g)
any injury or death to any Person or damage to any property caused by any Product provided by Hana or its Sublicensees, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made.

8.3    Indemnification by Hana

In addition to Hana’s obligations set forth in Section 8.1(a), Hana hereby agrees that it shall be responsible for, indemnify, hold harmless and defend INEX, its Representatives and their respective heirs, successors and assigns (collectively, the “INEX Indemnitees”), from and against any and all Damages suffered or incurred by any INEX Indemnitee arising out of, relating to, resulting from or in connection with any Third Party claims arising out of or relating to:

(a)	the breach of any representation or warranty made by Hana herein;

(b)	the default by Hana in the performance or observance of any of its obligations to be performed or observed hereunder;

(c)	the breach by Hana, or its Sublicensees, of any Regulatory Requirements, regulations and guidelines in connection with any Product;

(d)	any complaint alleging infringement or violation of any patent or other proprietary rights is made against INEX or its Affiliates with respect to Hana’s Manufacture, use or sale of a Product; and

(e)
any injury or death to any Person or damage to any property caused by any Product provided by Hana or its Sublicensees, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made.

The foregoing shall not apply to the extent that such Damages are due to:

(f)	the breach of any representation or warranty made by INEX herein;

(g)	the default by INEX in the performance or observance of any of its obligations to be performed or observed hereunder; and

(h)	the breach by INEX of any Regulatory Requirements, regulations and guidelines in connection with any Technology.

8.4    Notice of Claims

In the event that a claim is made pursuant to Section 8.2 or 8.3 against any Person which seeks indemnification hereunder (the “Indemnitee”), the Indemnitee shall give the indemnifying Party (the “Indemnitor”) prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement and agrees that the Indemnitor shall not have any obligation under Section 8.2 or 8.3 as applicable, unless:

(a)
the Indemnitor is granted, subject to the provisions of this Section 8.4 and the relevant provisions of Sections 7.5, 7.7 and 7.8, full authority and control over the defense, including settlement, against such claim or law suit or other action, and

(b)	the Indemnitee cooperates fully with the Indemnitor and its agents in defense of the claims or law suit or other action.

The Indemnitee shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Section utilizing attorneys of its choice, at its own expense, provided however, that the Indemnitor shall, subject to the provisions of this Section 8.4 and the relevant provisions of Sections 7.5, 7.7 and 7.8, have full authority and control to handle any such claim, complaint, suit proceeding, or cause of action, including any settlement or other disposition thereof, for which the Indemnitee seeks indemnification under this Section; provided however, subject to the following sentence, that no settlement or consent judgment or other voluntary final disposition may be entered into without the consent of the Indemnitee if such settlement would require the Indemnitee to be subject to an injunction or to make a monetary payment or would restrict the claims in or admit any invalidity of any Patent(s) or significantly adversely affect the rights of the Indemnitee.

8.5    Consequential Losses

EXCEPT FOR EACH PARTY’S LIABILITY TO THE OTHER PARTY FOR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS OR BREACH OF THE OBLIGATIONS RESPECTING CONFIDENTIAL INFORMATION, NO PARTY WILL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY NATURE ARISING FROM SUCH PARTY'S ACTIVITIES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER SECTIONS 8.2 OR 8.3 FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES RECOVERED BY A THIRD PARTY.

8.6    Action Between the Parties

For the avoidance of doubt, in connection with actions brought by one Party hereto against the other (whether for breach of any provisions hereof, any representation or warranty made herein or otherwise), each Party expressly reserves all of its rights and remedies under applicable law, including, without limitation, the right to sue for breach of contract.

Article 9   PUBLICATION AND CONFIDENTIALITY

9.1  Treatment of Confidential Information

(a)
The Discloser’s Confidential Information shall be developed, received, and used by the Recipient solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Article 9.

(b)
The Recipient shall keep and use all of the Discloser’s Confidential Information in confidence and will not, without the Discloser’s prior written consent, disclose any of the Discloser’s Confidential Information to any person or entity, except those of the Recipient’s officers, employees, consultants, professional advisors, agents and assigns who require said Confidential Information in performing their obligations under this Agreement. The Recipient covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the Discloser’s Confidential Information.

(c)
The Recipient shall not use, either directly or indirectly, any of the Discloser’s Confidential Information for any purpose other than as contemplated herein without the Discloser’s prior written consent.

(d)
If the Recipient is required by judicial or administrative process to disclose any or all of the Discloser’s Confidential Information, the Recipient shall promptly notify the Discloser and, when available, allow the Discloser reasonable time to oppose such process before disclosing any Confidential Information as provided in Section 9.4(b).

(e)	Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 9 shall survive and be binding upon the Recipient, its successors and assigns.

9.2     Publications

Hana acknowledges that the policies of the University require that the results of the University’s research be publishable, subject to Article 9 of the UBC License. Hana and INEX therefore agree that any UBC inventors of the Technology shall not be restricted from presenting at symposia, national, or regional professional meetings, or from publishing in abstracts, journals, theses, or dissertations, or otherwise, whether in printed or in electronic media, methods and results of the University’s research regarding the Technology, provided however that:

(a)	INEX provides to Hana within five (5) days after receipt from the University, copies of any proposed publication or presentation provided to INEX by the University; and

(b)
Hana has not, within twenty-one (21) days after receipt of said copies, objected to INEX in writing to such proposed presentation or proposed publication in accordance with Section 9.3 of this Agreement.

9.3    Objections to Publication

(a)	Either Party may object to the University’s proposed presentation or proposed publication on the grounds that:

(i)	it contains Confidential Information that was disclosed to the University by Hana or INEX; or

(ii)	it discloses patentable subject matter which needs protection.

(b)
If either Party makes an objection under Section 9.3(a)(i), the Party so objecting shall specify the portions of the presentation or publication considered objectionable (the “Objectionable Material”). INEX shall forward all objections to the University within four (4) days of issuing or receiving an objection. Upon receipt of notification from Hana that any proposed publication or disclosure contains Objectionable Material, the University and INEX shall work together to revise the proposed publication or presentation to remove or alter the Objectionable Material in a manner acceptable to Hana, in which case Hana shall withdraw its objection. INEX shall co-operate in all reasonable respects in making revisions to any proposed disclosures if considered by Hana to contain Objectionable Material. Hana acknowledges that the University shall not be restricted from publishing or presenting the proposed disclosure as long as the Objectionable Material has been removed. In respect of any disclosures by the University pursuant to Section 9.7 of the UBC License, upon Hana’s request, INEX shall request that Hana’s Confidential Information shall be deleted therefrom prior to disclosure by the University.

(c)
If Hana makes an objection under Section 9.3(a)(i), thereafter Hana and/or INEX may file a patent application and the Parties acknowledge that the University is obligated under the UBC License to ensure that its researchers refrain from making such publication or presentation until one or more patent applications have been filed with one or more patent offices directed to such patentable subject matter, or until three (3) months have elapsed from date of receipt of the written objection by the University, whichever is sooner, after which the University and its researchers may proceed with said presentation or publication. For greater certainty, a provisional patent application shall be considered to be a patent application in the United States of America for the purposes of this Agreement.

9.4     Permitted Disclosures

(a)
Each Party requires of the other, and each Party agrees insofar as it may be permitted to do so at law, that this Agreement, and each part of it, is confidential and shall not be disclosed to Third Parties. Notwithstanding the foregoing, Hana hereby consents to the disclosure by INEX of the terms and conditions of this Agreement to the University, solely for the purpose of obtaining the consent of the University in accordance with the UBC License, and INEX shall use reasonable efforts to ensure that the University is informed of the confidential nature of this Agreement, and each part of it, insofar as it may be permitted to do so at law, shall not be disclosed by the University to Third Parties, as Hana claims that such disclosure would or could reveal commercial, scientific or technical Information and would significantly harm Hana’s competitive position and/or interfere with Hana’s negotiations with prospective Sublicensees. Notwithstanding anything contained in this Section, the Parties hereto acknowledge and agree that the University may identify the title of this Agreement, the Parties to this Agreement, the inventors of the Technology and the term of this Agreement.

(b)	Notwithstanding Section 9.1(b), either Party may disclose:

(i)
the content of this Agreement to Third Party contractors or collaborators to facilitate or carry out research, development or commercialization activities under this Agreement or to carry out financing arrangements; and

(ii)	the University’s Confidential Information to Third Parties in the exercise of each of Hana and INEX’s rights under this Agreement;

provided that such Third Parties enter into an agreement with the Party disclosing Confidential Information which contains confidentiality provisions substantially the same as those set forth herein. Each Party may also disclose Confidential Information received from the other Party where in the reasonable and unqualified opinion of the Recipient’s legal counsel, disclosure is required to be made under

(iii)	the securities laws of any relevant jurisdiction, including the Recipient’s jurisdiction of incorporation or a jurisdiction in which the Recipient’s securities are traded on a stock exchange; or

(iv)
such disclosure is required to be made by the Recipient or its Representatives under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by an administrative body or government authority;

provided that:

(v)
the Recipient shall immediately notify the Discloser prior to any such disclosure and the Discloser shall have been given the opportunity where possible to oppose such disclosure by the Recipient by seeking a protective order or other appropriate remedy, or to waive compliance with the provisions of this Agreement;

(vi)	the Recipient or its Representatives, as the case may be, shall disclose only that portion of the Information legally required to be disclosed; and

(vii)	the Recipient or its Representatives, as the case may be, will exercise all reasonable efforts to maintain the confidential treatment of the Information.

9.5    Liability for Representatives

Each Party will maintain a list of all Representatives to whom it has disclosed Confidential Information and will be responsible for the failure by any of its Representatives to maintain the confidence of any Confidential Information of the other Party in accordance with the terms of this Article.

9.6    No Limitation on Regulatory Compliance

Nothing in this Agreement shall be construed as preventing or in any way inhibiting Hana from complying with statutory and regulatory requirements governing the Development, Manufacture, use and sale or other distribution of Product in the Territory in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities confidential or other information received from INEX.

9.7    Return of Confidential Information

Except as required to comply with regulatory requirements or the Definitive Agreements, within thirty (30) days of receipt of a written request from the Discloser, the Recipient will return to the Discloser or destroy, at the Discloser’s sole discretion, all Confidential Information of the Discloser, including all such information that is electronically stored by the Recipient, all reproductions thereof and all samples of materials (including Materials) in the form provided by the Discloser to the Recipient, in the Recipient’s possession or control and confirm such destruction or delivery to the Discloser in writing, as applicable.

Article 10   PRODUCTION AND MARKETING

10.1   No Use of Names and Trademarks

(a)
Hana shall not use any of the UBC Trade-marks or make reference to the University or its name or to INEX in any advertising or publicity whatsoever, without the prior written consent of the University or INEX, respectively, except as required by law. INEX shall not make reference to Hana in any advertising or publicity whatsoever, without the prior written consent of Hana, except as required by law. Without limiting the generality of the foregoing, neither Party shall issue a press release with respect to this Agreement or any activity contemplated herein without the prior review and approval of same by the other Party, except as required by law. If either Party is required by law to act in contravention of this Section, such Party shall provide the other Party with sufficient advance notice in writing to permit the other Party to bring an application or other proceeding to contest the requirement.

(b)
Hana at its sole cost and expense, shall be responsible for the selection, registration and maintenance of all trademarks which it employs in connection with Sphingosomal Vinorelbine and Sphingosomal Topotecan in the Territory and shall own and control such trademarks during the term of this Agreement and following its termination or expiration.

10.2   Labeling and Patent Marking

The Product shall be packaged by Hana and labeled in a manner consistent with the requirements of the Regulatory Authorities in the country in which it will be sold, and where legally permissible, shall identify any applicable Patents consistent with any patent marking requirements.

10.3   Development and Commercialization Efforts

(a)
In each country in the Territory in which a Product has received Regulatory Approval, Hana, directly or through its permitted Representatives, shall use Commercially Reasonable Efforts to Commercialize the Product and to meet or cause to be met the market demand for the Product.

(b)
If the University is of the view that Hana is in breach of Section 10.3(a), INEX shall notify Hana and the Parties hereto shall appoint a mutually acceptable person as an independent evaluator (the “Evaluator”) to conduct the evaluation set forth in Section 10.3(c). If the Parties cannot agree on such an evaluator, the appointing authority shall be the British Columbia International Commercial Arbitration Centre.

(c)	Unless the Parties mutually agree otherwise, the following rules and procedures shall govern the conduct of the Parties and the Evaluator before and during the investigation by the Evaluator:

(i)
within thirty (30) days of the appointment of the Evaluator, each Party shall provide to the Evaluator and the other Party copies of all documents, statements and records on which the Party intends to rely in presenting its position to the Evaluator;

(ii)
within forty-five (45) days of the appointment of the Evaluator, Hana shall provide to the Evaluator and INEX a written summary of its position. On receipt of Hana's summary, INEX shall have fifteen (15) days to prepare and submit to Hana and the Evaluator its own summary in reply to the summary submitted by Hana; and

(iii)
on receipt of the documents, statements, records and summaries submitted by the Parties the Evaluator shall have thirty (30) days within which to conduct such further inquiries as he or she may deem necessary for the purpose of reviewing the efforts made by Hana with respect to the promotion, marketing and sale of the Product in compliance with the requirements of Section 10.3(a). For the purpose of conducting such an inquiry, the Evaluator shall have the right to:

(A)	require either Party to disclose any further documents or records which the Evaluator considers to be relevant;

(B)	interview or question either orally (or by way of written questions) one or more Representatives of either Party on issues deemed to be relevant by the Evaluator;

(C)	make an "on site" inspection of Hana’s facilities;

(D)	obtain if necessary, the assistance of an independent expert to provide technical information with respect to any area in which the Evaluator does not have a specific expertise.

(d)
The Evaluator shall within thirty (30) days of starting the inquiry, prepare a report setting out his or her findings and conclusions as to whether or not Hana has used Commercially Reasonable Efforts as specified in Section 10.3(a). If the Evaluator determines that Hana has failed to use Commercially Reasonable Efforts as specified in Section 10.3(a), then the Evaluator shall specify in the report his or her conclusions as to what would constitute such efforts, and Hana shall thereafter make the efforts so specified. If Hana fails to make such efforts, after notice of termination for breach provided in accordance with the terms of Section 17.4, then INEX’s sole remedy for failure to make the efforts specified in Section 10.3(a) and 10.3(d) shall be that this Agreement may be terminated in accordance with Section 17.4.

(e)	The report and conclusions of the Evaluator shall be delivered to Hana and INEX, and shall be accepted by both Parties as final and binding.

(f)
INEX may not call for more than one evaluation pursuant to Section 10.3(b) in any two (2) calendar year period. The cost of an evaluation hereunder shall be borne [***]% by Hana and [***]% by INEX. At the request of Hana, INEX will consent to the participation in any evaluation made pursuant hereto of Hana’s Sublicensee(s). At the request of INEX, Hana will participate in an evaluation made pursuant to Article 10 of the UBC License.

(g)
Hana agrees that it shall deliver to INEX an annual report, due on December 31 of each year during the term of this Agreement, which summarizes the major activities Hana has undertaken in the course of the preceding twelve (12) months to develop and commercialize and/or market the Technology in the Hana Field. The report will include an outline of the status of any Product in clinical trials and the existence of any sublicenses of the Technology.

10.4  Consequence of No Sales

(a)
In addition to the terms of Section 10.3, Hana shall be deemed to have breached its obligation to use Commercially Reasonable Efforts in conducting marketing of a Product in any country in the Major Markets if, for a continuous period of one hundred and eighty (180) days at any time following launch of commercial sales of the Product in any such country in the Major Markets, no sales of the Product are made in the ordinary course of business in such country by Hana, an Affiliate or a Sublicensee, unless:

(i)	the Parties mutually agree it is to their mutual benefit to delay commercial sales of Product in such country; or

(ii)	Hana is prevented, restricted, interfered with or delayed in making such sales by reason of a cause beyond Hana’s reasonable control and can demonstrate same to INEX;

in which event such period shall be extended by (i) the period of delay mutually agreed upon or (ii) by the period of Hana’s inability, provided that Hana uses its Commercially Reasonable Efforts to avoid or remove the cause of such inability.

(b)	If Hana breaches its obligation set forth in Section 10.4(a):

(i)
INEX shall be entitled to terminate all rights granted to Hana in the Definitive Agreements in respect of such Product in such country in the Major Markets by written notice to Hana in the event that Hana is in default of its obligations under Section 10.4(a) and fails to remedy such default within sixty (60) days after notice thereof by INEX;

(ii)	All sublicenses granted by Hana in respect of such Product in such country in the Major Markets shall forthwith terminate upon the effective date of termination in Section 10.4(b)(i); and

(iii)	Hana shall continue to be bound by and shall comply with Sections 17.6, 17.7 and any other Sections which are intended to survive any termination of rights under this Agreement.

10.5  Reports on Commercialization

Hana shall report to INEX on the status and progress of Hana’s efforts under this Section 10.5 as follows and shall permit INEX to forward to UBC, copies of all reports provided by Hana to INEX hereunder:

(a)
Hana shall deliver to INEX within thirty (30) days after the end of each Calendar Quarter reports setting forth in general terms, reasonably sufficient for evaluation of the diligence obligations contained herein, the efforts Hana has made to Commercialize the Product during the year, including any significant adverse developments, and any plans for or occurrences of any commercial sales of the Product in any jurisdiction and a summary of the efforts it intends to make in the upcoming year(s) on these matters. Hana agrees to appropriately consider any INEX input and comments related to Hana’s plan for the upcoming year(s), provided that it is understood that Hana shall have final decision making responsibility for such plans.

(b)
To the extent that such could not be appropriately communicated to INEX in accordance with Section 10.5(a), Hana shall keep INEX informed in a timely manner of significant developments in Hana’s (and its Affiliates and Sublicensees where relevant) progress of its efforts to Commercialize the Product, including without limitation, any significant adverse developments, and any plans for or occurrences of any commercial sales of the Product in any jurisdiction.

10.6  Development Plans

(a)	Hana, with INEX’ assistance, shall prepare for the Parties’ review and discussion, a detailed Development Plan for the Development of each Product.

(b)
The Development Plan shall describe the specific Clinical Activities, Regulatory Activities, Technical Transfer activities, and Manufacturing activities to be performed in the Territory for the twelve (12) month period following the Effective Date. The Development Plan will be reviewed from time to time as the Parties reasonably determine to be necessary or useful.

(c)	The Development Plan shall be incorporated herein by reference and all Development shall be conducted by Hana in compliance with Regulatory Requirements.

10.7  Reports on Development

(a)	Hana shall use Commercially Reasonable Efforts to Develop each Product in the Territory (including carrying out its responsibilities under the Development Plan) to:

(i)	conduct or cause to be conducted the necessary and appropriate clinical trials as necessary to obtain and maintain Regulatory Approvals for each Product; and

(ii)	prepare, file and prosecute or cause to be prepared, filed and prosecuted the Regulatory Submission for each Product.

(b)	Hana will provide INEX with written reports to keep INEX fully informed of the progress of the Development of each Product as follows:

(i)	at the close of each Calendar Quarter during the first twenty-four (24) months following the Effective Date; and

(ii)	on or before June 31 and December 31 of each and every calendar year thereafter.

(c)	Hana shall permit INEX to forward to UBC, copies of all reports provided by Hana to INEX pursuant to this Section 10.5, 10.6 and 10.7(b).

10.8  Regulatory Compliance

All Development and Commercialization activities in respect of each Product shall be conducted by Hana in compliance with Regulatory Requirements.

Article 11   ACCOUNTING RECORDS

11.1   Documentation

Hana shall maintain at its principal place of business, or such other place as may be most convenient, separate accounts and records of business done pursuant to this Agreement, such accounts and records to be in sufficient detail to enable proper returns to be made under this Agreement and Hana shall cause its Sublicensees to keep similar accounts and records.

11.2   Reporting

(a)
Hana shall deliver the Accounting to the University on the date sixty (60) days after each and every Royalty Due Date, together with the Royalty Due UBC payable hereunder and the Accounting (and a report identifying each Sublicensee and the principal location of the business of each Sublicensee); and

(b)
Hana shall deliver to INEX within thirty (30) days after the end of each Calendar Quarter a written report showing its computation of Royalty Due INEX under this Agreement upon Net Sales by Hana and its Affiliates and its Sublicensees during such Calendar Quarter, and setting out:

(i)	all Net Sales segmented in each such report according to sales by Hana, each Affiliate and each Sublicensee, as well as on a country-by-country basis, and month-by-month basis;

(ii)	deductions from gross revenues by the categories for same set out in the definition of Net Sales; and

(iii)
the rates of exchange used to convert such royalties to US Dollars from the currency in which such sales were made. For the purposes hereof, such conversion calculations are to be made on a monthly basis and the rates of exchange to be used for converting royalties hereunder to US Dollars shall be those in effect for the purchase of US Dollars as certified by the noon buying rate of the Federal Reserve Bank of New York on the first Business Day of the Calendar Quarter with respect to which the payment is due;

together with the Royalty Due INEX payable hereunder. Hana shall permit INEX to forward to UBC, copies of all reports provided by Hana to INEX hereunder.

(c)
Hana’s payment of Sublicensing Revenue Due INEX and all Royalty Due UBC under this Agreement shall be accompanied by an accounting setting out all Sublicensing Revenue Due INEX and Sublicensing Revenue Due UBC payable to, collected or received by Hana or its Affiliates, segmented according to Product, Sublicensee identified by name, and the last date on which each Sublicense Agreement was executed..

11.3  Method of Calculation

The calculation of Royalties shall be carried out in accordance with US GAAP, applied on a consistent basis.

11.4  Record Retention

Hana shall retain the accounts and records referred to in Section 11.1 for at least three (3) years after the date upon which they were made and shall permit any duly authorized representative of INEX on reasonable notice no more than once every year, except for just cause in which case inspection may be conducted more frequently, to inspect such accounts and records during normal business hours of Hana at INEX’s expense. Hana shall furnish such reasonable evidence as such Representative will deem necessary to verify the Accounting and will permit such Representative to make copies of or extracts from such accounts, records and agreements at INEX’s expense.

11.5  Confidential Treatment

During the term of this Agreement and thereafter INEX agrees that all Information provided by Hana to INEX or its Representatives pursuant to this Article remains confidential and is treated as such by INEX.

Article 12   INSURANCE

12.1  Insurance

(a)
Prior to or immediately upon the start of any human clinical trials or other product testing involving human subjects by Hana or its Sublicensee (“Human Clinical Trials”) and for a period of five (5) years after the expiration of this Agreement or the earlier termination thereof, Hana shall obtain and/or maintain, respectively, at its sole cost and expense, public liability and product liability insurance in not less than the following amounts, with a reputable and financially secure insurance carrier:

(i)	Each Occurrence: $5,000,000 Dollars

(ii)	General Aggregate: $5,000,000 Dollars

Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of Human Clinical Trials, the Manufacture, sale, distribution, or marketing in the Territory, by Hana, its Affiliate or its Sublicensee, of Product. Hana shall provide written proof of the existence of such insurance to INEX upon request.

(b)
At all times during the term of this Agreement and for a period of five (5) years after the expiration of this Agreement or the earlier termination thereof, INEX shall obtain and/or maintain, respectively, at its sole cost and expense, comprehensive or commercial form general liability coverage, including contractual liability, and public liability insurance in not less than the following amounts, with a reputable and financially secure insurance carrier:

(i)	Each Occurrence: $4,000,000 (Canadian dollars)

(ii)	General Aggregate: $4,000,000 (Canadian dollars)

(c)
INEX shall, at Hana’s request, provide Hana with certificates of insurance and copies of the policies of insurance reflecting the coverage and amounts set forth in this Section 12.6.2. Each certificate of insurance shall contain a provision that the coverage afforded under the policy(s) will not be cancelled without thirty (30) days prior written notice (hand delivered or certified mail, return receipt requested) to Hana.

(d)
Hana’s insurance shall include the University, its Board of Governors, faculty, officers, employees, students and agents as additional insureds, and shall provide primary coverage with respect to the activities contemplated by this Agreement. Such policy shall not be cancelled or materially altered except upon at least thirty (30) days’ written notice to INEX and UBC. Failing the Parties’ agreeing on the appropriate terms or the amount of coverage, then the matter shall be determined as provided in Section 14.3 herein. Hana shall provide INEX with certificates of insurance evidencing such coverage thirty (30) days before commencement of Human Clinical Trials and thirty (30) days prior to the sales of any Product, and Hana covenants not to start Human Clinical Trials, or sell any Product before such certificate is provided and approved by INEX, or to start any Human Clinical Trials or sell any Product at any time unless the insurance outlined in this Article 12 is in effect.

(e)	Each Party shall require that such Party’s Representatives and Hana’s Sublicensee under this Agreement shall either:

(i)
demonstrate to the other Party’s reasonable satisfaction that such Representative or Hana’s Sublicensee has a program of self insurance no less adequate than that which a reasonable and prudent businessperson carrying on a similar line of business would require; or

(ii)
sixty (60) days prior to the earlier of the start of Human Clinical Trials or the first sale of any Product by Hana’s Sublicensee, procure and maintain public liability, and product liability insurance in reasonable amounts, with a reputable and financially secure insurance carrier. Hana shall ensure that any and all such policies of insurance required pursuant to this Article 12 shall contain a waiver of subrogation against the University, its Board of Governors, faculty, officers, employees, students, and agents.

(f)
Notwithstanding anything to the contrary contained in this Section 12.1, before the first date of commercial sale of any Product in the U.S., Hana and its Affiliate and Sublicensee of each such Product will maintain in full force and effect, with reputable insurers or pursuant to a self-insurance program, product liability insurance to a minimum value of Five Million Dollars ($5,000,000) per each occurrence and in the aggregate.

Article 13   ASSIGNMENT

13.1  Assignment

(a)
Except as expressly permitted hereby, Hana will not assign, transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement without the prior written consent of the University and INEX, the consent of INEX not to be unreasonably withheld or delayed. INEX shall reasonably co-operate with and assist Hana in obtaining the consent of the University to any proposed assignment of this Agreement by Hana. Notwithstanding the foregoing, Hana shall have the right to assign to an Affiliated Company or an entity that acquires all or substantially all of the assets related to the Technology and the Product.

(b)
Hana acknowledges that the University shall have the right to assign its rights, duties and obligations under the UBC License to a company or society of which the University is the sole shareholder in the case of a company or of which the University controls the membership, in the case of a society.

Article 14   GOVERNING LAW AND ARBITRATION

14.1  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force therein without regard to its conflict of law rules.

14.2  Jurisdiction

Both Parties agree that by executing this Agreement they have attorned to the jurisdiction of the Supreme Court of British Columbia. Subject to Section 14.3, the courts of British Columbia shall have exclusive jurisdiction over this Agreement.

14.3  Arbitration

In the event of any dispute arising between the Parties concerning this Agreement, its enforceability, or its interpretation, the following procedure shall apply:

(a)
Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity of this Agreement (each, a “Dispute”), the Chief Executive Officers of the Parties shall attempt to resolve the Dispute for a period not less than thirty (30) days.

(b)
Except for any Dispute with respect to Intellectual Property Rights, which may, at the option of the other Party, be dealt with by commencing an action in a court of competent jurisdiction, any Dispute that cannot be settled amicably by agreement of the Parties pursuant to Section 14.3(a) may, on mutual agreement of the Parties, be finally settled by a single arbitrator appointed [pursuant to the provisions of the CPR International Institute for Conflict Prevention & Resolution] [in accordance with the rules of the American Arbitration Association].

(c)	The place of arbitration shall be Vancouver and the language to be used in the arbitration proceedings shall be English.

(d)
The award rendered in any arbitration shall be final and binding upon both Parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable legal fees and reasonable costs for any expert and other witnesses.

(e)
Notwithstanding the provisions of Sections 14.3(a), 14.3(b), 14.3(c), 14.3(d) and 14.3Error! Reference source not found., either Party shall be free to submit any Dispute relating to Intellectual Property Rights to any court having jurisdiction over the Parties and the subject matter of the Dispute and to seek such relief and remedies as are available in that court.

(f)	Each Party is required to continue to perform its obligations under this Agreement pending final resolution of any Dispute.

(g)
Notwithstanding any provision of this Article 14, if a ruling by a court or arbitral authority on any dispute between INEX and Hana regarding the interpretation of this Agreement could reasonably affect the interpretation of the UBC License, the Parties acknowledge that under the UBC License, on receipt of notice of such a dispute from INEX, the University may elect to apply to join in such proceeding in accordance with the UBC License.

(h)
Notwithstanding any provision of this Article 14, if a ruling by a court or arbitral authority on any dispute between Hana and its Sublicensee regarding the interpretation of the Sublicensee's Sublicense Agreement could reasonably affect the interpretation of this Agreement, on receipt of notice of such a dispute from Hana, INEX may elect to apply to join in such proceeding.

(i)
If INEX is permitted to join in such proceeding it shall be bound by the decision of such court or arbitral authority, in so far as the interpretation of such decision could reasonably affect the interpretation of this Agreement.

(ii)
If INEX elects not to join in such proceeding (for reasons other than not being permitted to join) then INEX hereby agrees to be bound by the decision of such court or arbitral authority, in so far as the interpretation of such decision could reasonably affect the interpretation of this Agreement.

(iii)	If INEX is not permitted to join in such proceeding, then INEX shall not be bound by the decision of such court or arbitral authority.

Article 15   NOTICES

15.1  Notices

All payments, reports and notices or other documents that any of the Parties hereto are required or may desire to deliver to any other Party hereto may be delivered only by personal delivery or by registered or certified mail, or fax, all postage and other charges prepaid, at the address for such Party set forth below or at such other address as any Party may hereinafter designate in writing to the others. Any notice personally delivered or sent by fax shall be deemed to have been given or received at the time of delivery, or transmission of the fax. Any notice mailed as aforesaid shall be deemed to have been received on the expiration of five (5) days after it is posted, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a mail strike, slow down or labour dispute which might affect the delivery of the notice by the mail, then the notice shall only be effected if actually received.

If to INEX: Inex Pharmaceuticals Corporation #250 - 8900 Glenlyon Parkway Burnaby, B.C. Canada V5J 5J8 Attention: President and CEO Tel: (604) 419-3200 Fax: (604) 419-3202	With a copy to: Lang Michener LLP 1500 - 1055 West Georgia Street Vancouver, B.C. V6E 4N7 Attention: Leo Raffin Tel: (604) 691-7450 Fax: (604) 685-7084

If to Hana: Hana BioSciences, Inc. 400 Oyster Point Boulevard, Suite 215, South San Francisco, CA 94080 U.S.A Attention: President and/or CEO Tel: Fax:	With a copy to: Attention: Tel: Fax:

Any Party may, at any time, give notice of any change of address to the other and the address specified therein shall be such Party's address for the purpose of receiving notices.

Article 16   TERM

16.1  Term

(a)
In respect of any Royalty Due UBC, this Agreement and the sublicense granted hereunder shall terminate on the expiration of a term of twenty (20) years from July 1, 1998 or the expiration of the last patent obtained pursuant to Article 6 herein, whichever event shall last occur unless earlier terminated pursuant to Article 17 herein. Upon expiry of the Term of this Agreement (but not on termination in accordance with Article 17) Hana shall thereafter have, in perpetuity, a fully paid-up worldwide license to use and sublicense the Technology in the Hana Field and to Manufacture, have made, distribute, import, use and sell Products, without further payment of Royalty Due UBC.

(b)	Notwithstanding the termination or expiration of the Term of this Agreement, Hana shall continue to make payment to INEX in accordance with the principles set forth in the Definitive Agreements.

Article 17   TERMINATION

17.1   Termination for Bankruptcy

(a)	This Agreement may be terminated by INEX by providing notice to Hana upon:

(i)	the bankruptcy, liquidation or dissolution of Hana;

(ii)	the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Hana; or

(iii)
the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of Hana which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

(b)	This Agreement may be terminated by Hana by providing written notice to INEX upon:

(i)	the bankruptcy, liquidation or dissolution of INEX;

(ii)	the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of INEX; or

(iii)
the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of INEX which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced. Notwithstanding the bankruptcy of INEX, or the impairment of performance by INEX of its obligations under this Agreement as a result of bankruptcy of INEX, to the extent that INEX retains the rights necessary to grant the sublicenses granted in this Agreement, Hana shall be entitled to retain the sublicenses granted herein, subject to INEX’s rights to terminate this Agreement as provided in this Agreement.

(c)
Effect of INEX Bankruptcy. In the event INEX shall: (1) make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for all or a substantial part of its assets; (2) commence any proceeding under any bankruptcy, dissolution, or liquidation law or statute of any jurisdiction whether now or hereafter in effect; (3) have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of one hundred twenty (120) calendar days or more; (4) take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or substantial part of its assets; or (5) permit any such custodianship, receivership, or trusteeship to continue undischarged for a period of one hundred twenty (120) calendar days or more (each, a “Bankruptcy Action: and the occurrence of any of the foregoing causes the applicable Party or any third party, including, without limitation, a trustee in bankruptcy, to be empowered under state or federal law to reject this Agreement or any Agreement supplementary hereto, then Hana shall have the following rights:

(i)
In the event of a rejection of this Agreement or any Agreement supplementary hereto, Hana shall be permitted to receive and use any INEX Technology and Confidential Information for the purpose of enabling it to mitigate damages caused to Hana because of the rejection of this Agreement;

(ii)
In the event of a rejection of this Agreement or any agreement supplementary hereto, Hana may elect to retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the United States Bankruptcy Code or comparable provision of the laws of any other country in the Territory. Upon Hana’s written request to INEX or the bankruptcy trustee or receiver, INEX or such bankruptcy trustee or receiver shall not interfere with the rights of Hana as provided in this Agreement or in any agreement supplementary hereto;

(iii)
In the event of a rejection of this Agreement or any agreement supplementary hereto, Hana may elect to retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the United States Bankruptcy Code or comparable provision of the laws of any other country in the Territory without prejudice to any of its rights of setoff and/or recoupment with respect to this Agreement under the Bankruptcy Code or applicable non-bankruptcy law; or

(iv)
In the event of a rejection of this Agreement or any agreement supplementary hereto, Hana may retain its rights under this Agreement or any agreement supplementary hereto as provided in Section 365(n) of the United States Bankruptcy Code or comparable provision of the laws of any other country in the Territory without prejudice to any of its rights under Section 503(b) of the Bankruptcy Code or comparable provision of the laws of any other country in the Territory.

Notwithstanding anything to the contrary in this Section 17.1(c):

(v)	INEX will provide Hana with thirty (30) days prior written notice of INEX’s regulatory filings in respect of any reorganization or arrangement proposed by INEX;

(vi)
any reorganization or arrangement involving INEX, its affiliates and/or its wholly owned subsidiaries which does not prejudice the rights of Hana shall not constitute a Bankruptcy Action for the purposes of this Section 17.1(c)and shall not give rise to the remedies set forth in this Section 17.1(c); and

(vii)
if Hana asserts any rights under Sections 17.1(c)(i), 17.1(c)(ii), 17.1(c)(iii) or 17.1(c)(iv), Hana shall continue to be bound by all liabilities and obligations imposed upon Hana, its Affiliates and Sublicensees under this Agreement, and INEX’s custodian, receiver or trustee in bankruptcy shall be entitled to exercise against Hana, its Affiliates and Sublicensees, any remedies available to INEX under this Agreement

17.2   Termination by INEX

INEX may, at its option, terminate this Agreement immediately on the happening of any one or more of the following events by delivering notice in writing to that effect to Hana:

(a)
if any execution, sequestration, or any other process of any court becomes enforceable against Hana or if any such process is levied on the rights under this Agreement or upon any of the monies due to INEX and is not released or satisfied by Hana within sixty (60) days thereafter;

(b)	if any resolution is passed by Hana or voluntary order made or other steps taken by Hana for the winding up, liquidation or other termination of the existence of Hana;

(c)	if Hana ceases to carry on its business, other than as a result of a disposition of substantially all of Hana’s business to a Third Party;

(d)	if Hana commits any breach of Section 4.1 or any material breach of Article 12;

(e)	Hana notifies INEX in writing that it intends to discontinue pursuing all Patent protection for the Technology hereof; or

(f)
if any Sublicensee of Hana is in material breach of its Sublicense Agreement with Hana which breach would be a breach of this Agreement if committed by Hana and Hana fails to use reasonable efforts to cause such Sublicensee to cure such breach within sixty (60) days of receipt of written notice from INEX requiring that Hana cause such Sublicensee to cure such breach.

17.3   Termination for Invalidity Challenge

INEX shall be entitled to terminate this Agreement immediately upon written notice to Hana, if Hana or any of its Affiliates or Sublicensees, directly or indirectly, contests or otherwise disputes the ownership, scope, or validity of any of the Patents, or supports such attack by a Third Party.

17.4   Termination for Material Breach

(a)
Either Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party is in material default of any of its obligations hereunder and fails to remedy any such breach of its obligations within ninety (90) days after notice thereof by the Party alleging breach. Any such notice shall:

(i)	specifically state that the Party not in default intends to terminate this Agreement in the event that the other Party fails to remedy the breach; and

(ii)	expressly set forth the actions required of the other Party to remedy the breach.

If such breach is not corrected, the Party not in breach shall have the right to terminate this Agreement or the license(s) hereunder in respect of such Product or such country as to which a breach remains unremedied by giving written notice to the other Party, by giving written notice to the other Party provided the notice of termination is given within six (6) months of one Party’s discovery of the other Party’s breach and prior to correction of the breach.

(b)
Either Party shall be entitled to terminate this Agreement or the licenses granted to the other Party hereunder by written notice to such other Party in the event that such other Party is in material breach of the Non-Competition Terms, and fails to remedy any such breach within ninety (90) days after notice thereof.

(c)
If a dispute arises as to whether either Party is in material breach of its obligations hereunder, or as to whether such Party has cured any such breach, either Party may invoke the dispute resolution procedure described in Section 14.3 to resolve such Dispute.

17.5   No Limitation on Remedies

Upon any termination of this Agreement or the license(s) hereunder in respect of such Product or such country pursuant to this Article 17, neither Party shall be relieved of any obligations incurred prior to such termination. Termination of the Agreement in accordance with the provisions hereof shall not limit remedies that may be otherwise available in law or equity.

17.6   Consequence of Termination

(a)
If this Agreement or the license(s) granted by INEX to Hana in respect of a particular Product in a particular country(ies) is terminated pursuant to Sections 17.1(a), 17.2, 17.3 for invalidity challenge or a breach by Hana as set forth in Section 10.4 for lack of sales, or 17.4 for material breach, Hana shall make payments to each of INEX and the University in the manner specified in Article 5, and each of INEX and the University, may proceed to enforce payment of:

(i)	all outstanding Royalty Due INEX, Sublicensing Revenue Due INEX and other monies owed to INEX; and

(ii)	all outstanding Royalty Due UBC;

and to exercise any or all of the rights and remedies contained herein or otherwise available to INEX by law or in equity, successively or concurrently at the option of INEX.

(b)	Upon any such termination of this Agreement or of the license(s) granted by INEX to Hana, all sublicenses granted hereunder shall forthwith terminate, and Hana shall:

(i)
except as required by law or expressly permitted by Section 17.7, deliver up to INEX within a reasonable time, not to exceed six (6) months from the Effective Date of Termination, all Technology in its possession or control and shall thereafter have no further right of any nature whatsoever in the Technology. On failure by Hana to so deliver up the Technology, INEX may take action against Hana to enforce such delivery and Hana will pay all charges or expenses incurred by INEX in the enforcement of such rights or remedies against Hana including, without limitation, INEX’s legal fees and disbursements on an indemnity basis;

(ii)
deliver to INEX within thirty (30) days of the Effective Date of Termination a written Accounting and plan specifying, in such terms as INEX may in its reasonable discretion require, the inventory of Product remaining unsold on the Effective Date of Termination, and Hana’s plan for the disposition of same. Following the delivery of such accounting and plan, Hana shall then have a reasonable time to liquidate such inventory of Product, provided that such period shall not exceed six (6) months from the Effective Date of Termination. Hana shall continue to make all payments to INEX on all such Product sold in the same manner as specified in this Agreement, notwithstanding anything contained in, or any exercise of rights by INEX under this Article 17;

(iii)
provided that INEX shall be responsible for any reasonable associated out-of-pocket costs associated with the following activities, Hana shall promptly deliver to INEX a copy of all data (including animal and human data) and such other information, Material, materials (including biological materials) and documents in Hana’s possession or control arising from the Development of Product under this Agreement that INEX may reasonably require in order to obtain and/or maintain Regulatory Approvals. INEX may, directly or through a licensee, exploit such data, other information, Materials, materials (including biological materials) and documents to develop, make, have made, import, use, offer for sale and sell Product in such country(ies);

(iv)
Hana shall also, within thirty (30) days after the effective date of such termination, use all reasonable endeavors to take all steps and execute all documents reasonably necessary to assign and/or transfer or permit reference to (to the extent legally permissible in the relevant country) all Regulatory Submissions and Regulatory Approvals arising from the Development of Product under this Agreement in Hana’s name or in the name of Hana’s Representatives to INEX or its designee, provided that INEX shall be responsible for any reasonable associated out-of-pocket costs of transfer;

(v)
In the event that no such assignment and/or transfer and/or reference pursuant to Section 17.6(b)(iv) may legally be made, then Hana shall forthwith surrender to INEX or its designee such Regulatory Submissions and Regulatory Approvals for cancellation;

(vi)
Upon INEX’s request, Hana shall within thirty (30) days after the effective date of such termination, deliver to INEX or its designee any and all documents relating to applications, correspondences with Regulatory Authorities, Regulatory Submissions, Regulatory Approvals, and post-Regulatory Approval Pharmacovigilance in its possession or control arising from the Development of Product that are reasonably required for commercialization of Product, provided that INEX shall be responsible for any reasonable associated out-of-pocket costs of transfer.

Except to the extent set out in the last sentence of Section 17.6(b)(iii), Hana’s transfer to INEX of any data, other information, Materials, materials (including biological materials) or documents shall not grant INEX any license or right (whether express, implied or by estoppel) in any Intellectual Property Rights owned or controlled by Hana.

(c)	Upon any termination by INEX of the licenses granted hereunder:

(i)	Hana shall not be relieved of any obligations incurred prior to such termination; and

(ii)
each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof (except for one archival copy to be retained solely for the purpose of confirming which information to hold in confidence hereunder); and

(d)	The termination of the license granted hereunder will be without prejudice to:

(i)
INEX’s right to receive all payments accrued from Hana pursuant to Section 6.9 as of the effective date of such termination including, without limitation, payment for all out-of-pocket costs and personnel costs which INEX has properly and reasonably incurred in providing IP Services and in following instructions received from Hana up to the date of such termination. For greater certainty, such costs shall include INEX’ reasonable and necessary non-cancelable obligations to Third Parties actually incurred by INEX in the performance of its obligations under this Agreement prior to the date of notice of termination, but arising after the date of notice of termination; and

(ii)	any or all of the rights and remedies contained herein or otherwise available to either Party by law or in equity, successively or concurrently, at the option of either Party.

(e)	Notwithstanding the termination of this Agreement, Article 11 shall remain in full force and effect until three (3) years after:

(i)	all payments of Royalties required to be made by Hana under this Agreement have been made by Hana to each of INEX and the University; and

(ii)	any other claim or claims of any nature or kind whatsoever of INEX against Hana has been settled.

17.7  Return of Confidential Information

Except as required by law, upon any termination of this Agreement, each Party shall cease to use the Confidential Information of the other Party, and upon written request and at the option of the other Party, shall deliver or destroy and certify the destruction of all copies of same, except for a single copy to be retained solely for the purpose of compliance with the terms of this Agreement.

Article 18   MISCELLANEOUS COVENANTS REQUIRED BY UNIVERSITY

18.1   Miscellaneous Covenants of Hana

(a)
Hana hereby represents and warrants to INEX that Hana is a corporation duly organized, existing, and in good standing under the laws of Canada and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

(b)
Hana represents and warrants that it has the expertise necessary to handle the Technology in the Hana Field with care and without danger to Hana, its employees, agents, or the public. Hana shall not accept delivery of the Technology until it has requested and received from INEX all necessary information and advice to ensure that it is capable of handling the Technology in a safe and prudent manner.

(c)	Hana shall comply with all laws, regulations and ordinances, whether Federal, Provincial, Municipal or otherwise with respect to the Technology and/or this Agreement.

(d)	Upon the presentation of itemized bills to Hana by INEX or the University, Hana shall pay to INEX or the University, as the case may be:

(i)	all reasonable legal expenses and costs incurred by the University in respect of the negotiation and preparation of this Agreement, and of any amendments of this Agreement; and

(ii)
all reasonable legal expenses and costs in excess of $[***] CDN incurred by the University in respect of any consents or approvals required from the University, including but not limited to expenses and costs in respect of the University’s review of each sublicense to be granted by Hana.

(e)
Hana shall pay all taxes and any related interest or penalty howsoever designated and imposed as a result of the existence or operation of this Agreement, including, but not limited to, tax which Hana is required to withhold or deduct from payments to INEX and to the University. Hana will furnish to INEX and to the University such evidence as may be required by American and Canadian authorities to establish that any such tax has been paid. The Royalties specified in this Agreement are exclusive of taxes. If INEX or the University is required to collect a tax to be paid by Hana (or any of its Sublicensees), Hana shall pay such tax to INEX or to the University, as the case may be, on demand. Under no circumstances will Hana be responsible for any franchise-related taxes or taxes based on the University’s or INEX’s gross or net income

Article 19   PRODUCT SAFETY AND REGULATORY COMPLIANCE

19.1  Regulatory Responsibilities

(a)	Hana shall ensure that none of its Representatives who participate in any Development activities:

(i)	is or has been suspended, debarred or disqualified by the FDA;

(ii)	has been convicted of any offence that would form the basis for any debarment; or

(iii)	is or has been subject to any proceedings for the suspension, disqualification or debarment.

(b)
Upon the re-activation and/or transfer by INEX to Hana of the NDA or IND, as the case may be, in respect of each Product, Hana shall be responsible for using Commercially Reasonable Efforts to maintain and fulfill all Regulatory Requirements with respect to such Product that are imposed upon Hana as the holder of Regulatory Submissions and Regulatory Approvals.

(c)
Hana and/or its Representatives’ Manufacturing, shipping and distribution of Material for clinical and commercial use shall be done in accordance with applicable specifications and Regulatory Requirements. Hana shall maintain and shall require its Representatives who receive, handle, store, ship or distribute Product to maintain a record retention policy consistent with cGMP and Regulatory Requirements, and to maintain records with sufficient detail to facilitate traceability in the event of recalls or voluntary withdrawals of Product.

(d)
In respect of each Product, Hana will use Commercially Reasonable Efforts to make such changes as reasonably necessary to the master production record, specifications, procedures, processes, Materials, facilities, equipment or any matter utilized by Hana under this Agreement or contained or reference in and documents submitted to Regulatory Authorities to meet new Regulatory Requirements and guidelines in the Territory.

19.2  Pharmacovigilance

(a)
Upon the transfer~~,~~ by INEX to Hana of the INDs for Sphingosomal Vinorelbine and Sphingosomal Topotecan, and the NDA for Sphingosomal Vincristine, Hana shall be responsible for, in respect of each such Product, performing Pharmacovigilance in respect of all pre-Regulatory Approval Clinical Activities and all post-Regulatory Approval product safety monitoring in accordance with Regulatory Requirements, in addition to all other Regulatory Activities for which Hana is responsible.

(b)	For as long as Material sourced, Manufactured or quality released by INEX remains available for use in approved clinical trials, Hana shall:

(i)
inform INEX within five (5) Business Days of any complaint received or regulatory action taken in respect of such Material and shall seek INEX’ opinion before passing judgment on the quality of such Material to any Third Party; and

(ii)
provide INEX with a copy(ies) of all documentation provided to and received from Regulatory Authorities in respect of such complaint or Adverse Drug Event, within one (1) Business Day of sending or receiving same.

19.3  Recalls and Product Withdrawals

(a)
If either Party is required or requested by any Regulatory Authority to recall or withdraw any Clinical Trial Material for any reason, or should either Party decide voluntarily to withdraw any Clinical Trial Material:

(i)	the Party in whose name the applicable IND file is registered will be responsible for coordinating such recall or product withdrawal;

(ii)	Hana shall pay the costs and expenses of such recall or product withdrawal, subject to recovery of some or all of same in accordance with the terms of Section 19.2;

(iii)
Unless INEX is liable for such costs and expenses in accordance with the terms of Section 19.2, Hana will remain responsible to INEX for payment of all Services in respect of the Manufacture and supply of Material; and

(iv)	Both Parties will cooperate fully with one another in connection with any such recall or product withdrawal.

(b)
If a recall or product withdrawal is due to INEX’s negligence, willful misconduct or breach of this Agreement or of the Service Agreement, INEX will reimburse Hana for all of Hana’s reasonable costs and expenses actually incurred by Hana in connection with the recall or product withdrawal, including any Service fees and expenses associated with the supply of the Product recalled or withdrawn, costs of retrieving Product already delivered to customers, costs and expenses Hana is required to pay for notification, shipping and handling charges, destruction or return of the defective Product or otherwise and such other reasonable costs as may be reasonably related to the recall or product withdrawal.

(c)
If the Parties are unable to agree on whether or not a recall or product withdrawal is due to INEX’s negligence, willful misconduct or breach of this Agreement, either Party may refer the matter for resolution pursuant to Article 13.

(d)
Notwithstanding any expiration or early termination of this Agreement, the provisions of Sections 19.2 and 19.3 shall continue to apply for as long as any Product containing Material that was sourced, Manufactured or quality released by INEX remains available for use in approved clinical trials.

Article 20   GENERAL PROVISIONS

20.1  UBC Requirement

On reasonable notice, Hana shall permit any duly authorized Representative of the University and of INEX, jointly or separately, during normal business hours and at each of the University’s and INEX’s sole risk and expense to enter upon and into any premises of Hana for the purpose of inspecting the Products and the manner of this Manufacture and generally of ascertaining whether or not the provisions of this Agreement have been, are being, or will be complied with by Hana.

20.2  Amendments

No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the Parties and then only in the specific instance and for the specific purpose given.

20.3  Counterparts; Facsimile

This Agreement may be executed in any number of counterparts (either originally or by facsimile), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of the agreement to produce or account for more than one such counterpart.

20.4  Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

20.5  Exhibits / Schedules

The Schedules attached hereto shall be deemed to form an integral part of this Agreement.

20.6  Force Majeure

In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; failure of transportation; inability to procure or use materials (including Materials), or any other cause beyond the reasonable control of the Party invoking this Section 20.6 if such Party shall have used its reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

20.7  Further Assurances

Each Party shall co-operate with the other, and execute and deliver, or cause to be executed and delivered, all such other documents and instruments and take all such other actions as such Party may be reasonably requested by the other Party to take from time to time, consistent with the terms of this Agreement in order to implement the provisions and purposes of this Agreement.

20.8  Headings

The headings in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

20.9  Incorporation by Reference

Notwithstanding any expiration or termination of the License Agreement or any other agreement between the Parties, any part of the UBC License or any other agreement between the Parties which are expressly incorporated herein by reference, mutatis mutandis, shall continue to apply to this Agreement during the Term of this Agreement.

20.10  Independent Legal Advice

Both Parties sought external legal counsel representation in the preparation of this Agreement, and neither Party shall be construed to be the drafter hereof.

20.11  Non-Use of Names

Neither Party shall use the name of the other Party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other Party in each case (which consent shall not be unreasonably withheld or delayed).

20.12  No Implied Rights

Nothing in this Agreement will be deemed or implied to be the grant by one Party to the other of any right, title or interest in any product or Product, Confidential Information, trade mark, trade dress or any other intellectual property or any other proprietary right of the other, except as is expressly provided for herein.

20.13  No Solicitation or Hiring of Employees

The Parties agree that, during the Term of this Agreement and for a period of twelve (12) months thereafter, it will not directly or indirectly induce any employee of the other Party to terminate their employment with the other Party without the prior written consent of the other Party. This Section shall not prevent or prohibit any employee from one Party directly contacting the other Party for employment or employment opportunities or from responding to published employment advertisements, and under these limited circumstances, this restriction shall not prevent either Party from interviewing and/or hiring such an employee.

20.14  No Waiver

No condoning, excusing or overlooking by any Party of any default or breach by the another Party in respect of any terms of this Agreement shall operate as a waiver of such Party's rights under this Agreement in respect of any continuing or subsequent default or breach, and no waiver shall be inferred from or implied by anything done or omitted by such Party, save only an express waiver in writing.

20.15  Publicity

Except as required by law, stock exchange or regulatory authority:

(a)
neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld or delayed; and

(b)
the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure.

20.16  Relationship of Parties

It is not the intent of the Parties hereto to form any partnership or joint venture. Each Party shall, in relation to its obligations hereunder, be deemed to be and shall be an independent contractor, and nothing in this Agreement shall be construed to give such Party the power or authority to act as agent for the other Party for any purpose, or to bind or commit the other Party in any way whatsoever.

20.17  Rights and Remedies

The rights and remedies available under this Agreement shall be cumulative and not alternative and shall be in addition to and not a limitation of any rights and remedies otherwise available to the Parties at law or in equity. No exercise of a specific right or remedy by any Party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

20.18  Severability

If any one or more of the provisions contained in this Agreement is found by any court or arbitrator for any reason, to be invalid, illegal or unenforceable in any respect in any jurisdiction:

(a)	such provision shall be severable from the remainder of the Agreement in the jurisdiction in which such provision was found to be invalid, illegal or unenforceable;

(b)
the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose; and

(c)
the Parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid, legal and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision and of this Agreement.

20.19  Survival

Notwithstanding any termination of the sublicense granted hereunder, the provisions of Article 1, Sections 2.1, 3.4, 4.2(d) 5.5, 5.6, 5.7, 6.2(b), 6.5, 6.6(c), 6.6(d), 6.8(c), 6.9(c), 6.10, 6.12, Article 7, Article 8, Article 9, 10.1(a), Section 11.4, 11.5, Article 12, Article 13, Article 14, Article 15, Article 16, Article 17, Article 18, Article 19 and Article 20, as well as under any other provisions which by their nature are intended to survive any such termination, will survive the termination of this Agreement or of any rights sublicensed hereunder.

20.20  Wording

Wherever the singular or masculine form is used in this Agreement, it will be construed as the plural or feminine or neuter form, as the case may be, and vice versa, as the context or the Parties require.

20.21  Supremacy

Solely, as between Inex and Hana, in the event of any conflict between the terms of this Agreement and the License Agreement, and solely with regards to obligations of Inex and Hana under the License Agreement, the terms of the License Agreement will govern. For greater clarity it is confirmed that the provision in the forgoing sentence will not apply with regards to any provision of this Agreement that the University may rely on, or enforce against either Inex or Hana under the terms of the UBC Consent.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by a duly authorized officer as of the date first written above.

INEX PHARMACEUTICALS CORPORATION by its authorized signatory: /s/ Timothy Ruane Timothy Ruane President & C.E.O.	HANA PHARMACEUTICALS CORPORATION by its authorized signatory: /s/ Mark J. Ahn Mark J. Ahn President and C.E.O.

Schedule “A” to Sublicense Agreement

NOTES:

•	The Assignment of existing licences is not captured in this schedule, which is exclusive to IP rights only

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

Group 4 (PAT-2300 and PAT-2700 families): liposome manufacturing and loading; covers all three products
PAT-2300-NP	Ionophore-Mediated Liposome Loading	U.S. Patent Application No. 08/741,622 US Patent Number 5,837,282 ISSUED	Fenske, D. Cullis, P. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-PCT	Ionophore-Mediated Liposome Loading	International Patent Application No. PCT/CA97/00821 International Patent Publication No. WO 98/18450	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-AT	Ionophore-Mediated Liposome Loading	Austrian Patent No. AT 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-AU	Ionophore-Mediated Liposome Loading	Australian Patent No. AU 718460 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2300-BE	Ionophore-Mediated Liposome Loading	Belgium Patent No. BE 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-CA	Ionophore-Mediated Liposome Loading	Canadian Patent Application No. 2,269,921 PENDING	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-CH	Ionophore-Mediated Liposome Loading	Switzerland Patent No. CH 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-DE	Ionophore-Mediated Liposome Loading	German Patent No. DE 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2300-DK	Ionophore-Mediated Liposome Loading	Danish Patent No. DE 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-EP	Ionophore-Mediated Liposome Loading	European Patent Application No. 97911086.3 European Patent No. EP 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-ES	Ionophore-Mediated Liposome Loading	Spanish Patent No. ES 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-FR	Ionophore-Mediated Liposome Loading	French Patent No. FR 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2300-GB	Ionophore-Mediated Liposome Loading	United Kingdom Patent No. GB 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-IE	Ionophore-Mediated Liposome Loading	Irish Patent No. IE 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-IT	Ionophore-Mediated Liposome Loading	Italian Patent No. IT 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-JP	Ionophore-Mediated Liposome Loading	Japanese Patent Application No. 10-519843 PENDING	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2300-NL	Ionophore-Mediated Liposome Loading	Netherlands Patent No. NL 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2300-SE	Ionophore-Mediated Liposome Loading	Swedish Patent No. SE 0941065 GRANTED	Fenske, D. Cullis, P. Wong, K. Maurer, N. Leenhouts, J. Maurer, E. Boman, N.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-PSP	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	U.S. Provisional Patent Application No. 60/143,978 EXPIRED - July 15, 2000	Knopov, V. Dzubanov, K. Harper, K. Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-PCT	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	International Patent Application No. PCT/CA00/00843 International Publication No. WO 01/05374	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-AU	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Australian Patent No. AU 769357 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2700-BR	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Brazilian Patent Application No. 0012624-1 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-CA	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Canadian Patent Application No. 2,378,438 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-CN	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Chinese Patent No. ZL 00810355.0 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-DE	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	German Patent No. DE 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-EP	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	European Patent Application No. 00949026.9 European Patent No. EP 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-ES	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Spanish Patent No. ES 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2700-FR	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	French Patent No. FR 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-GB	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	United Kingdom Patent No. GB 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-IE	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Irish Patent No. IE 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-IL	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Israeli Patent Application No. 147,089 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-IS	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Icelandic Patent Application No. PCT/CA00/00843 ABANDONED - OCTOBER 19, 2004	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-IT	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Italian Patent No. IT 1194122 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2700-JP	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Japanese Patent Application No. 2001-510431 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-SG	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	Singapore Patent No. SG 85793 GRANTED	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-US	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	U.S. Patent Application No. 10/019,199 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-PCT1	Method and Apparatus for Preparation of Lipid Vesicles	International Patent Application No. PCT/CA00/00842 International Publication No. WO 01/05373	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-AU1	Method and Apparatus for Preparation of Lipid Vesicles	Australian Patent No. AU 771706 GRANTED	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-CA1	Method and Apparatus for Preparation of Lipid Vesicles	Canadian Patent Application No. 2,378,430 PENDING	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-EP1	Method and Apparatus for Preparation of Lipid Vesicles	European Patent Application No. 00949025.1 PENDING	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%

Inex File Number	Title	Serial/ Patent Numbers	Inventors	Origin	Ownership of Prosecution	Hana Cost Allocation	UBC Royalty	UBC Sublicense Royalty

PAT-2700-JP1	Method and Apparatus for Preparation of Lipid Vesicles	Japanese Patent Application No. 2001-510430 PENDING	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-US1	Method and Apparatus for Preparation of Lipid Vesicles	U.S. Patent Application No. 10/019,200 PENDING	Knopov, V. Dzubanov, K. Harper, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%
PAT-2700-CNT1	Methods for Preparation of Lipid-Encapsulated Therapeutic Agents	U.S. Patent Application No. 11/359,999 PENDING	Maurer, N. Wong, K. Cullis, P.	UBC	INEX	[***]%	[***]%	[***]%

 Schedule “B” to Sublicense Agreement

ROYALTIES

In each case where:

A	=	Number of UBC credited inventors who have not signed waivers of interest in royalties received by UBC, and
B	=	Total Number of UBC credited inventors.

Neither INEX, Hana nor UBC will require that any graduate student becomes a party to a waiver agreement pursuant to their activities and studies while at UBC.

Royalties on Revenues Due UBC

[***]% x Number of UBC credited inventors x (1 + A/B) x Revenue Due UBC
Total Number of Inventors        2

For the avoidance of doubt, where there are no UBC credited inventors, no Royalties will be payable

Royalties on Sublicensing Revenues Due UBC

[***]% x Number of UBC credited inventors x (1 + A/B) x Sublicensing Revenue Due UBC
Total Number of Inventors    2

For the avoidance of doubt, where there are no UBC credited inventors, no Royalties will be payable.